Exhibit 99.2

The Supplementary Legal Opinion (I) of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board

To: Beijing Tongmei Xtal Technology Co., Ltd.

King & Wood Mallesons (hereinafter referred to as We/Us) is entrusted by Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Issuer”) to be the Specialized Legal Adviser for the Initial Public Offering and Listing on the Science and Innovation Board of the Issuer (hereinafter referred to as the “Offering and Listing”).

The Legal Opinion of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Legal Opinion”) and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board have been issued on December 25, 2021 regarding the offering and listing matters, according to the Securities Law of the People’s Republic of China (hereinafter referred to as the “Securities Law”), the Company Law of the People’s Republic of China (hereinafter referred to as the “Company Law”), the Administrative Measures for the

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Registration of Initial Public Offering of Shares on the Science and Innovation Board (Trial) (hereinafter referred to as the “Administrative Measures for the Registration of Initial Public Offering”), the Administrative Measures for Securities Legal Business of Law Firms (hereinafter referred to as the “Administrative Measures for Securities Legal Business”), the Practical Rules for Securities Legal Business of Law Firms (Trial) (hereinafter referred to as the “Practical Rules of Securities Legal Business”), No. 12 Rules for the Preparation and Reporting of Information Disclosure by Public Securities Companies- Legal Opinions and Lawyers' Work Report on Public Securities Issuance (hereinafter referred to as “No. 12 Rules for the Preparation and Reporting”), Guidelines for the Application of Regulatory Rules- Law No. 2: Detailed Practical Rules of Law Firms Engaged in the Legal Business of Initial Public Offering and Listing (hereinafter referred to as the “Detailed Practical Rules of Initial Legal Business”) and other existing effective laws, administrative rules, regulations and normative documents in the People’s Republic of China (hereinafter referred to as “China”), (for the purpose of the Supplementary Legal Opinion, excluding Hongkong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), and the relevant provisions of China Securities Regulatory Commission (hereinafter referred to as the “CSRC”), and based on the business standards, moral rules and diligent diligence spirit recognized by the practice of law.

The handling lawyers of us have reviewed the relevant legal matters according to the requirements of SZKS (Review) [2022] No. 66 - the Inquiry Letter on the First Round Examination of the Application Documents of Beijing Tongmei Xtal Technology Co., Ltd. for Initial Public Offering and Listing on the Science and Innovation Board (hereinafter referred to as the “Inquiry Letter”) issued by Shanghai Stock Exchange on February 9, 2022; meanwhile, whereas, Ernst & Young was entrusted by the Issuer to review the financial and accounting statements of the Issuer until December 31, 2021, and issued Ernst & Young Hua Ming (2022) Shen Zi No. 61641535_B01 Audit Report on Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Updated Audit Report”) as well as Ernst & Young Hua Ming (2022) Zhuan Zi No. 61641535_B03 Internal Control Audit Report on Beijing Tongmei Xtal

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Technology Co., Ltd. (hereinafter referred to as the “Updated Internal Control Report”) respectively on March 15, 2022, the handling lawyers of the King & Wood Mallesons supplemented the audit of legal matters involved in the relevant changes of the Offering and Listing of the Issuer for the period from the relevant deadline of the Period from July 1, 2021 to December 31, 2021 (hereinafter referred to as the “Period” ) or the Legal Opinion to the relevant deadline of the Supplementary Legal Opinion, and issued the Supplementary Legal Opinion, and updated the Lawyer’s Work Report of us on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Lawyer’s Work Report”). The “Reporting Period” mentioned in the Supplementary Legal Opinion refers to 2019, 2020 and 2021.

The Supplementary Legal Opinion forms an integral part of the Legal Opinion and Lawyer’s Work Report issued by us. The premises, assumptions and definitions of relevant terms in the Legal Opinion and Lawyer’s Work Report of us are also applicable to the Supplementary Legal Opinion. The relevant interpretations or abbreviations of the Legal Opinion and the Lawyer’s Work Report shall also apply to the Supplementary Legal Opinion unless otherwise specified. For matters specially described in the Supplementary Legal Opinion, the description herein shall prevail.

We only expresses opinions on legal issues related to the Offering and Listing of the Issuer, and does not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation in the Supplementary Legal Opinion. We only expresses opinions according to the current effective laws and regulations in China, and does not express opinions according to any laws outside China. We do not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation and overseas legal matters. When quoting some data and conclusions of relevant Accounting Reports, Audit Report, Asset Evaluation Report and Overseas Legal Opinions in the Supplementary Legal Opinion, we have fulfilled the necessary duty of care, but such quoting is not regarded as any express or implied guarantee of us for the

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authenticity and accuracy of the conclusion on these data, since we are not qualified for verifying and evaluating such data.

The Supplementary Legal Opinion is only used by the Issuer for the purpose of the Offering and Listing, and shall not be used for any other purpose. We agree to take the Supplementary Legal Opinion as the necessary legal document for the Application for the Offering and Listing of Issuer, submit it to Shanghai Stock Exchange and the CSRC together with other Application materials for review, and bear corresponding legal liabilities for the Supplementary Legal Opinion issued according to the law. We agree that the Issuer shall quote the relevant contents of the Supplementary Legal Opinion in the relevant documents prepared for the Offering and Listing by itself or according to the review requirements of the CSRC and Shanghai Stock Exchange, but the Issuer shall not cause legal ambiguity or misinterpretation due to the quotation. We have the right to review and confirm the contents of the above relevant documents again.

According to the business standards, ethics and the spirit of diligence recognized by the practice of law, we have verified the issues related to the lawyer of the Issuer in the Inquiry Letter and the updated related to the Offering and Listing of the Issuer, and now issue the Supplementary Legal Opinion as follows:

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Table of Contents

Part I Reply to the Inquiry Letter	7
I. Question 1 of the Inquiry Letter: About Asset Restructuring	7
II. Question 2 of the Inquiry Letter: About Independence	11
III. Question 6 of Inquiry Letter: About Historical Evolution	23
IV. Question 19 of the Inquiry Letter: About Spin Off Listing	38
V. Question 20 of the Inquiry Letter: Other Questions	44
Part II Update of the Issuer’s Information Related to the Offering and Listing	50
I. Approval and Authorization of the Offering and Listing	50
II. Subject Qualification of the Offering and Listing	50
III. Substantive Conditions for the Offering and Listing	51
IV. Independence of the Issuer and Its Changes	56
V. Changes in Sponsors and Shareholders	56
VI. Share Capital of the Issuer and its Evolution	63
VII. Business of the Issuer	63
VIII. Related Party Transactions and Horizontal Competition and Their Changes	67
IX. Main Properties of the Issuer and Their Changes	73
X. Significant Changes in the Debt of the Issuer	80
XI. Significant Asset Changes and Mergers and Acquisitions of the Issuer	82
XII. Amendment to the Articles of Association of the Issuer	82
XIII. Rules of Procedure and Regulated Operation of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer	82
XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes	84
XV. Tax of the Issuer and its Changes	89
XVI. Environmental Protection, Product Quality, Technology and Other Standards of the Issuer	95
XVII. Labor and Social Security of the Issuer	96
XVIII. Application of Offering Proceeds by the Issuer	97
XIX. Litigation, Arbitration or Administrative Punishment	98
XX. Evaluation of the Legal Risk of the Issuer’s Prospectus	100
XXI. Other Issues to be Explained by the Attorney	100
XXII. General Concluding Comments on the Offering and Listing	101

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Annex I: New Land Use Right of the Issuer and Its Holding Subsidiaries Obtained the Ownership Certificate	103
Annex II: New Trademarks of the Issuer and Its Holding Subsidiaries	104
Annex III: New Patents of the Issuer and Its Holding Subsidiaries	106

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Part I Reply to the Inquiry Letter

I. Question 1 of the Inquiry Letter: About Asset Restructuring

According to the submissions, 1) in December 2020, with a view to combine business resources and settle the issue of horizontal competition, AXT and relevant shareholders added investment in the Issuer with 100% equities of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, which become the subsidiaries wholly owned by the Issuer after the capital increase; 2) the price of capital increase by AXT and relevant shareholders this time through restructuring is RMB1.36 per unit of registered capital, and the price of equity transfer and capital increase by the Issuer in January 2021 was RMB5.03/registered capital; 3) the Issuer was reissued Business License on December 29, 2020. Ernst & Young Hua Ming issued Capital Verification Report on January 28, 2021, confirming that the newly added registered capitals paid by investors have been received; 4) AXT is a NASDAQ listed company subject to accounting standard of US-GAAP, and the accounting standard implemented by the Issuer in this declaration is Chinese accounting standard; 5) in this asset restructuring, the Issuer believes that the ratios of total assets and business incomes of acquired entity and the Issuer were 91.94% and 33.41% respectively in 2019.

The Issuer is required to explain: (1) the transaction pricing method of the Company and acquired entities in this asset restructuring, evaluation of main parameters and fairness, the reason and reasonableness of large difference between the value estimated at this asset restructuring of the Company and the value estimated in January 2021 when the third party adds investment; (2) the time when the equities of five subsidiaries such as Beijing Boyu were transferred and included in consolidated statement, and the time when this asset restructuring was completed; (3) the main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entity during reporting period, calculation procedure of comparison of relevant financial indexes, and whether standard application is consistent; (4) business positioning and work division, specific products and mutual relation between the Company and its subsidiaries after asset restructuring; (5) the integration measures adopted by the Company in assets, business and personnel, and their effect, the measures and effect of controlling each subsidiary, and whether there is any risk of influencing stability of main operating business of the Company and effective control of subsidiaries.

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The Sponsor and Reporting Accountant are requested to explain the verification procedure performed for the valuation report of the Issuer and acquired entity in this asset restructuring, and give express opinions on fairness of transaction price.

The Sponsor and Issuer’s Attorney are requested to give express opinions on whether or not the Issuer meets relevant rules based on the time of completion of this asset restructuring and comparison of relevant financial indexes.

Reply:

(I) Whether the Issuer meets the requirements of relevant rules

1.Completion time of the asset restructuring

According to its industrial and commercial registration materials, the restructured party (acquired entity) involves following dates during procedure of this asset restructuring:

Items	Chaoyang Tongmei	Baoding Tongmei	Nanjing Jinmei	Chaoyang Jinmei	Beijing Boyu
Date of Equity Transfer Agreement	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of resolutions of general meeting/board meeting	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of modification of articles of association	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of industrial and commercial modification	31 Dec. 2020	January 12, 2021	December 30, 2020	31 Dec. 2020	December 30, 2020

According to Capital Increase Agreement signed by restructuring party (Tongmei Limited) and original shareholders of restructured party (acquired entity), acquiring new equities of restructuring party by original shareholders of restructured party is subject to registration of industrial and commercial change and issuance of business license. Tongmei Limited completed industrial and commercial change for this asset restructuring and was reissued the new business license on December 29, 2020, therefore, original shareholders of restructured party acquired the new equities of restructuring party on December 29, 2020.

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In light of the provisions of Accounting Standards for Enterprises No.20 - Business Combination, the standards for judging the control of which restructuring party (Tongmei Limited) has over restructured party (acquired entity) and the actual circumstance is as follows:

No.	Conditions of realizing control transfer	Actual circumstance of control transfer
1	The contract or agreement of business combination has been adopted in the general meeting	The equity transfer agreement has been adopted in the meetings of board of directors or general meetings of the parties on December 25 or December 29, 2020.
2	The business combination has been approved by competent authority of the state (if necessary)	It is unnecessary for this asset restructuring to be approved by the competent authority of the state.
3	The parties participating in the combination have completed necessary formalities of transfer of property rights

The equity transfer agreement has been executed on December 25 or December 29, 2020, and the parties confirm that closing of relevant equities has been completed on the execution date of the agreement.

4	The combining or acquiring party has paid most of the combination price (usually more than 50%), and has capacity and plan to pay the remaining price

On December 29, 2020, original shareholders of restructured party acquired new equities of Tongmei Limited (consideration of restructuring), indicating that the restructuring party has paid all consideration of restructuring.

5	The combining or acquiring party has controlled the finance and business policies of the combined or acquired party, having corresponding benefits and assuming corresponding risks.

As at December 29, 2020, the restructuring party has controlled the finance and business policies of the restructured party, having shareholders’ rights and benefits, and assuming shareholders’ obligations and relevant risks.

As mentioned in aforesaid form, as at December 29, 2020, the control over restructured party (acquired entity) has been transferred to the Issuer, so it is deemed that this asset restructuring has been completed on December 29, 2020.

2.Comparison of relevant financial indicators

According to the Financial Statements of the Reorganizer (Tongmei Xtal) and the Reorganized Party (Acquired Subject) provided by the Issuer during the Reporting Period, and through the interview of our lawyers with the CFO of the Issuer, the calculation process of the comparison of relevant financial indicators of all parties in this asset reorganization is as follows:

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In RMB0’000

Entity/Item	Total assets at end of 2019	Operation revenue in 2019	Total profits of 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Offsetting Transactions with Reorganizer G	-8,238.45	-8,856.82	-881.63
Total amount of acquired entity H(=B+C+D+E+F+G)	73,621.79	11,935.97	-2,396.44
Proportion (=H/A)	91.94%	33.41%	N/A

In accordance with the provisions of “Opinions on Application of Article 12 (No material change happens on main operating business of the Issuer in recent 3 years) of The Measures for the Administration of Initial Public Offering and Listing of Stocks - Opinions No. 3 on Application of Securities and Futures Laws” (hereinafter “Opinions No. 3”), If the Issuer restructures the same, similar or relevant businesses under the same corporate controlling person during the reporting period, and the total assets of the restructured party at the end of the accounting year immediately preceding the restructuring or its operating income or total profits of preceding accounting year are not less than 100% of corresponding item of the Issuer prior to restructuring, the Issuer cannot apply for public offering until it has operated for an accounting year after restructuring so that investors can know the overall operation after restructuring. If there is any related transaction between the restructured party and the Issuer in the accounting year prior to the restructuring, the total assets, operating income or total profits shall be calculated based on the standard after deducting such transaction.

As showed in aforesaid form, the total assets at end of 2019, the operating income and total profits of the restructured party in 2019 were less than corresponding items of the Issuer, so it does not fall in the circumstance stipulated by Opinions No. 3 where the application can only be made after operating for a full accounting year after restructuring; the time of completing this asset restructuring and comparison of relevant financial indexes comply with relevant laws and statutes.

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(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Checking resolutions of general meetings and the board meetings, articles of association, equity transfer agreement, capital increase agreement, industrial & commercial registration materials and the new business license after change, consulting relevant provisions of Guide on Application of Accounting Standards for Business Enterprises No. 20 - Business Combinations, and checking the time of completion of this asset restructuring;

2. Checking financial statements of the restructuring party (Tongmei Limited) and the restructured party (acquired entities) within the reporting period offered by the Issuer, calculating the proportions of the total assets of the restructured party at the end of accounting year immediately preceding restructuring or the business income or total profits in the preceding accounting year to corresponding items of the Issuer prior to restructuring, and checking if complying with relevant laws and statutes such as Opinions No. 3.

Upon verification, we believe that the time of completing this asset restructuring is December 29, 2020; the total assets of the restructured party at end of 2019, and its business income and total profits for the year of 2019, are less than corresponding items of the Issuer, not falling in the circumstance stipulated by Opinions No. 3 where the application for public offering can only be made after operating for a full accounting year after restructuring; the time of completing this asset restructuring and comparison of relevant financial indexes comply with relevant laws and statutes.

II. Question 2 of the Inquiry Letter: About Independence

2.3

According to the submissions, 1) In November 2021, the Issuer signed a technology license agreement and a trademark license agreement with AXT, in which AXT granted its own intellectual property rights, authorized patents and pending patents to the Issuer and its holding subsidiaries, and granted a trademark license to the Issuer and its subsidiaries; 2) The Issuer owns 42 domestic invention patents, four (4) of which are jointly owned by the Issuer and AXT. The jointly owned patents are of great importance to the production and operation of the Issuer. No agreement or other arrangements

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between the Issuer and AXT have been signed in respect of the four (4) jointly owned patents, which the Issuer may use independently under the Patent Act.

The Issuer is required to explain: (1) whether the intellectual property rights such as patents, technologies and trademarks necessary for the Company’s production and operation have been transferred or authorized to the Company; (2) AXT has already no actual business, the reason for taking the licensing mode rather than transfer and the fairness of the license fee; (3) For the jointly owned patents, whether there are currently arrangements for licensing to third parties in the use and planning of AXT.

The Issuer’s Attorney shall check Q (1) and give a clear opinion.

Reply:

(I) Whether patents, technologies, trademarks and other intellectual property rights necessary for the Company’s production and operation have been transferred or authorized to the Company

1.Transfer or authorization of patent and technology

According to the List of Patent and Description Confirmation provided by AXT, as well as the Patent Verification Opinions issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM, YOU ME PATENT & LAW FIRM, Norton Rose Fuibright Canada LLP, and Tsai, Lee & Chen’s International Trademark and Patent Office, and through the retrieval query on the China and Global Patent Examination Information Inquiry (Website: ), as of February 28, 2022, the authorized patents held by AXT and its subsidiaries except the Issuer are as follows:

No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
1	반도체결정들을 강성 지지물로 탄소도핑과 저항률제어 및 열경사도제어에 의해 성장시키기 위한 방법 및 장치	AXT	Korea	10-0966182	Single crystal growth

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
2	炭素ドーピング、抵抗率制御、温度勾配制御を伴う、剛性サポートを備える半導体結晶を成長させるための方法および装置	AXT	Japan	4324467	Single crystal growth
3	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	AXT	Canada	CA 2452542	Single crystal growth
4	炭素ドーピング、抵抗率制御、温度勾配制御を伴う、剛性サポートを備える半導体結晶を成長させるための方法および装置	AXT	Japan	5005651	Single crystal growth
5	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	AXT	The United States	US 6,896,729 B2	Single crystal growth
6	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING III-V WAFERS	AXT	The United States	US 8,361,225 B2	Single crystal growth
7	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING GAAS WAFERS	AXT	The United States	US 7,566,641 B2	Single crystal growth
8	ガリウムベース材料及び第ＩＩＩ族ベース材料の製造方法	AXT	Japan	6008144	Polycrystal synthesis
9	単結晶ゲルマニウムの結晶成長システム、方法および基板	AXT	Japan	5497053	Single crystal growth
10	SYSTEMS, METHODS AND SOLUTIONS FOR CHEMICAL POLISHING OF GAAS WAFERS	AXT	The United States	US 8,318,042 B2	Polishing

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
11	METHODS FOR MANUFACTURING MONOCRYSTALLINE GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD)	AXT	Europe	EP2510138B1	Single crystal growth
12	マイクロピット密度（ＭＰＤ）が低いゲルマニウムのインゴットを製造する方法、およびゲルマニウム結晶を成長させる装置	AXT	Japan	5671057	Single crystal growth furnace manufacturing
13	CRYSTAL GROWTH APPARATUS AND METHOD	AXT	The United States	US 8,231,727 B2	Single crystal growth furnace manufacturing
14	微坑密度（ＭＰＤ）低之鍺鑄錠/晶圓及用於其製造之系統和方法	AXT	Taiwan, the PRC	I 513865	Single crystal growth
15	SYSTEMS, METHODS AND SUBSTRATES OF MONOCRYSTALLINE GERMANIUM CRYSTAL GROWTH	AXT	The United States	US 8,506,706 B2	Single crystal growth
16	GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD) AS WELL AS SYSTEMS AND METHODS FOR MANUFACTURING SAME	AXT	The United States	US 8,647,433 B2	Single crystal growth
17	激光可调节深度标记系统和方法	AXT, Issuer	P. R. China	2008100006750	Measurement
18	制造低腐蚀坑密度半绝缘砷化镓晶片的方法及其产品	AXT, Issuer	P. R. China	2008100009388	Single crystal growth
19	锗晶体生长的方法和装置	AXT, Issuer	P. R. China	2008101770060	Single crystal growth
20	具有低微坑密度（MPD）的锗锭/晶圆和其制造系统及方法	AXT, Issuer	P. R. China	2010800022161	Single crystal growth
21	非水系二次電池	Tandie Technologies, LLC	Japan	JP5156826	Battery related fields

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
22	非水二次电池	Tandie Technologies, LLC	P. R. China	2009801146313
23	NONAQUEOUS SECONDARY BATTERY	Tandie Technologies, LLC	The United States	US8669010
24	NONAQUEOUS SECONDARY BATTERY	Tandie Technologies, LLC	The United States	US8431267

On November 4, 2021, AXT signed a Technology License Agreement with the Company, stating that: AXT licenses all of its issued patents and pending patents and intellectual property rights (referring to trade secrets, contractual and licensing rights and other existing and/or future technology property rights, including updates and extensions thereof) to the Issuer and its controlling subsidiaries; The license covers the manufacture, use, sale, display, reproduction and distribution of gallium arsenide, indium phosphide and germanium crystals and substrate products worldwide; The license term is effective from January 1, 2021 and is valid forever.

In summary, all patents and technologies necessary for the Company’s production and operation have been transferred or authorized to the Company.

2.Transfer or authorization of trademark

According to the list of trademarks and the confirmation of description provided by AXT, and the trademark verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.P.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, our lawyers have logged in to China Trademark Network (website: http://sbj.cnipa.gov.cn/sbcx/) for retrieval query, and checked the status of registered trademarks owned by AXT as of February 28, 2022 as follows.

No.	Trademark No.	Country/region	Trademark	Right Holder
1	G1097820	P. R. China		AXT
2	1728076	P. R. China		AXT

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No.	Trademark No.	Country/region	Trademark	Right Holder
3	5536582	P. R. China		AXT
4	01001812	Taiwan, the PRC		AXT
5	01543232	Taiwan, the PRC		AXT
6	00964723	Taiwan, the PRC		AXT
7	1097820	Japan		AXT
8	4490456	Japan		AXT
9	4488361	Japan		AXT
10	1097820	Norway		AXT
11	2981244	The United States		AXT
12	3725141	The United States		AXT
13	1097820	Korea		AXT
14	526305	Korea		AXT
15	519696	Korea		AXT
16	1097820	Iceland		AXT
17	010346179	European Union		AXT

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No.	Trademark No.	Country/region	Trademark	Right Holder
18	UK00910346179	Britain		AXT
19	1097820	International		AXT

According to the instructions of the Company, the instructions of AXT and the interview with Chairman of AXT and the General Manager of the Issuer by our lawyers, the Company is in the semiconductor material industry, whose business development does not rely heavily on trademarks, so the above trademarks are not necessary for the production and operation of the Company. As a holding subsidiary of AXT, the Company mainly uses relevant trademark patterns in daily management of enterprise, internal identification in plant and product packaging. In order to ensure the continuity of the Company’s business management and trademark use, the Company signed a Trademark License Agreement with AXT on November 4, 2021, which stipulates that: AXT will license the above trademarks to the Company and its subsidiaries for free as an integral part of the Company’s corporate name for the manufacture, marketing and sale of products; The license term begins on March 1, 2021 and is valid forever.

In summary, AXT has licensed the relevant registered trademarks owned by itself to the Company for free.

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Refer to the patent list and description confirmation provided by AXT, as well as the patent verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM, YOU ME PATENT & LAW FIRM, Norton Rose Fuibright Canada LLP and Tsai, Lee & Chen’s International Trademark and Patent Office, log in China and international patent examination information query system (http://cpquery.sipo.gov.cn/) for retrieval query, and check AXT’s authorized patents and their application fields.

2. Refer to the Technology License Agreement signed by AXT and the Issuer and AXT’s description confirmation, interview the chairman of AXT and the general manager of the Issuer,

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and verify that AXT has licensed its owned patent to the Issuer.

3. Refer to the list of trademarks and the confirmation of description provided by AXT, and the trademark verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.P.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, log in to China Trademark Network (website: http://sbj.cnipa.gov.cn/sbcx/) for retrieval query, and check the status of registered trademarks owned by AXT.

4. Refer to the Trademark License Agreement signed by AXT and the Issuer, and AXT’s description confirmation, interview the chairman of AXT and the general manager of the Issuer, and verify that AXT licenses its owned registered trademark to the Issuer.

After verification, we believe that:

1. All patents and technologies necessary for the Company’s production and operation have been transferred or authorized to the Company.

2. The Issuer belongs to the semiconductor material industry and does not have significant dependence on trademarks for business development; The relevant registered trademarks owned by AXT are not necessary trademarks for the Company’s production and operation, but in order to ensure the continuity of the Company’s business management and trademark use, AXT has licensed the relevant registered trademarks owned by itself free of charge to the Issuer for use.

2.5

The Sponsor and Issuer’s Attorney shall specify whether the Issuer business is complete, whether the relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in and whether the Issuer has verification procedures, evidences and conclusions performed for the independent ability to continue operations directly to the market, and give a clear opinion on whether the Issuer meets the requirements of the relevant rules for business integrity and independence.

Reply:

(I) Basic information of the Issuer

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According to the relevant materials, clarifications and confirmation letters provided by the Issuer and AXT, and through the interview with the chairmen of the Issuer and AXT by our Attorney, the relationship between the Issuer and its controlling shareholder AXT in terms of sales, procurement, assets, labor force, technology and so on, is as follows:

As regards sales and procurement, before March 2021, based on the unified arrangement within the Group, the Issuer sold semiconductor substrate material products and also purchased some main raw materials overseas through AXT. After March 2021, the business handover between AXT and AXT-Tongmei, a subsidiary of the Issuer, was completed whereupon AXT-Tongmei was independently responsible for overseas procurement and sales, while AXT no longer engaged in specific business after accomplishing the ongoing orders.

As regards assets and technology, in addition to independent plants, equipment and sound production processes, the Issuer has formed patented and non-patented technologies during production and R&D. In November 2021, the Company entered into a Technology License Agreement and a Trademark License Agreement with AXT, whereby it is agreed that AXT shall grant the Company and its controlled subsidiaries licenses to use AXT’s intellectual property rights, patents (whether issued or pending) and trademarks on a perpetual basis. In 2021, AXT-Tongmei, a subsidiary of the Company, rented real estate from AXT as office space against paying the corresponding rent, the real estate of which is only used by AXT-Tongmei for daily office work, without a material impact on the Company’s business and asset independence.

As regards labor force, since March 2021, AXT has handed over its business to AXT-Tongmei, with its relevant sales, procurement and R&D teams having signed labor contracts with the latter, while only retaining some necessary personnel to be responsible for information disclosures, investor relations, finances and other related matters in the US capital market. The Issuer independently perform funtions such as procurement, sales, R&D and management.

To sum up, the Issuer maintains its business integrity, having no confusion with AXT and the companies controlled or invested by the latter in respects of relevant sales, procurement, assets, labor force and technology. The Issuer has the ability to directly conduct market-oriented operations as an independent going concern.

(II) The verification procedures performed and the verification evidences on whether the business of the Issuer is complete, whether the

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relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in, and whether the Issuer has the independent ability to continue operations directly to the market

On whether the business of the Issuer is complete, whether the relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in, and whether the Issuer has the independent ability to continue operations directly to the market, The verification procedures performed by our Attorney and the verification evidences obtained are as follows:

1. Obtain the Issuer’s Audit Report, sales & purchase details, R&D investment details, equipment procurement details, fixed assets list, important fixed assets purchase contract and invoice, property ownership certificates such as certificate of real estate title and list & certificates of intellectual property rights, register of employees, salary payment record, organization chart and job description, department post work standard and system and fund statements of the bank account, check the Issuer’s sales and procurement, setup of financial department and R&D department and personnel composition,, understand the ownership and use of the Issuer’s assets, and check whether there is any ownership dispute in the important assets for the Issuer’s production and operation, whether these assets are occupied by the related party and whether the assets of the related party are used; judge whether the Issuer’s business is complete;

2. Understand the industry policies, industry data and industry development of the industry to which the Issuer belongs, obtain the income of the main customers of the Issuer, obtain the main financial data of the major customers of the Issuer, and check whether there are significant adverse changes; Check whether there are major disputes or lawsuits over trademarks, patents, proprietary technologies and other important assets or technologies that have a significant impact on the business operation or revenue realization of the Issuer; whether there are other circumstances that significantly affect or impair the ability to continue operations;

3. Obtain legal opinions on the controlling shareholder AXT, AXT information disclosure announcement documents, audit reports or financial statements, procurement and sales details, procurement and sales contracts, list of fixed assets, list of intellectual property rights, register

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of employees and fund statements of bank accounts issued by the American Attorney;check the historical development, industry involved, main business, main products, main raw materials, production process, assets, personnel composition and other basic information of AXT and its controlled enterprises; determine whether AXT and the companies it controls horizontally compete with the Issuer with significant adverse effects, and determine whether the Issuer’s related sales, purchases, assets, personnel and technology are confused with the controlling shareholders and the companies they control and participate in;

4. Refer to the transaction details of related sales and related purchase, related transactions contracts and transaction vouchers and trademarks & technology license contracts of the Issuer in the Reporting Period, obtain the information note and interview record for related transaction issued by the related party of the Issuer, check the amount and proportion and change trend of related transactions between the Issuer and related parties, and background and authenticity of related transactions, and judge whether the Issuer has related transactions that seriously affect its independence and whether it has the ability to directly face the market and continue to operate independently;

5. Obtain trademark and technology usage license agreement, fund lending contracts and vouchers signed by AXT and the Issuer; Check whether the Issuer has obtained necessary authorization to use the trademarks and technologies of related parties, and judge whether the production and operation of the Issuer is significantly dependent on the authorized trademarks and technologies;

6. Check the files on the Issuer’s real estate, land, patents, trademarks, software copyrights and other assets through public channels, and verify the accuracy and integrity of the Issuer’s assets in light of the closing balances of inventories, fixed assets, constructions in progress and intangible assets;

7. Obtain the Commitment Letter on Avoiding Horizontal Competition issued by AXT;

8. Check the sites for production and R&D of the Issuer and its subsidiaries on the spot, the production process of the Issuer for its products, and the approval and R&D records of R&D projects; interview with relevant personnel responsible for management, procurement, sales, finance and R&D to assess whether the Company operates independently in terms of production, supply, marketing, finance and R&D;

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9. Interview with the main customers and suppliers of the Issuer during the reporting period, as well as the main customers and suppliers after looking through AXT, to see the transaction contents, transaction terms and actual implementation thereof with customers and suppliers, the history of cooperation between both parties, the recognition of customers on the quality of the Company’s products, and whether they are associated with the Issuer or involve in financial disintermediation;

10. Inquire basic information of the Issuer’s main customers using public data to learn the position of the Company in the industry and the position of the Company’s products in its downstream application industry through the composition of customers;

11. Seek confirmations from the Issuer’s main customers and suppliers during the reporting period, as well as the main customers and suppliers after looking through AXT;

12. Check the account statements of the Issuer, and its controlling shareholder AXT (including main officers thereof), directors, supervisors, officers, sales and procurement principals, key financial personnel, key sales staff and key procurement personnel during the reporting period to establish whether there is any financial disintermediation and disbursement.

(III) Verification Conclusions and Opinions

After verification, we believe that:

1. The Issuer has an independent procurement, research & development, production, sales, finance departments and related personnel, with independent procurement & sales channels, and independent and complete business system, the Issuer’s business does not depend on related parties, and the business of the Issuer is complete and has the ability of independent and continuous operation directly facing the market;

2. As of the issuance date of the Supplementary Legal Opinion, AXT and other enterprises under its control have no actual production and operation business who have granted licenses on their patents, trademarks and other intellectual property rights to the Company for permanent use; In order to ensure the stability of raw material procurement of the Company and avoid supply interruption and shortage, the Company or the controlling shareholder AXT also deepened the cooperative relationship between both sides through equity participation. Beijing Jiya, Jiamei Hi-purity, Tongli Germanium and Dongfang Hi-purity invested by AXT

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all operate independently, with their main businesses being the upstream extension of the main business of the Issuer. There is no confusion between the Issuer and its controlling shareholders or the companies controlled or invested by the latter as to relevant sales, procurement, assets, personnel and technology;

3. The Issuer’s business is complete and has the ability to continue operation directly and independently in the market. There is no horizontal competition that has a material adverse effect on the Issuer between the Issuer and the controlling shareholders and other enterprises controlled by the Issuer, and there is no related transaction that seriously affects the independence of the Issuer, which complies with the requirements of business integrity and independence in related rules such as Article 12 of the Administrative Measures for the Registration of Initial Public Offerings of the Science and Technology Innovation Board, and Articles 4.1.3 & 4.1.4 of Section I Controlling Shareholder and Actual Controller in Chapter IV Internal Governance of Listing Rules of the Science and Technology Innovation Board.

III. Question 6 of Inquiry Letter: About Historical Evolution

6.1

According to the submissions, Beijing Tongzhou District Industrial Development Zone Corporation (hereinafter referred to as “Industrial Development Zone Corporation”) and AXT jointly established Tongmei Limited, the Issuer’s predecessor, in 1998. In 2001, Industrial Development Zone Corporation transferred its equity interests to AXT, thereby exiting from the Issuer. Industrial Development Zone Corporation was an enterprise owned by the whole people. According to the then applicable provisions, Industrial Development Zone Corporation should conduct an asset appraisal when it exited from Tongmei Limited and obtain a confirmation notice from the competent state-owned assets administration authorities in charge of examination and approval matters, or file the appraisal result with the competent state-owned assets administration authorities. Upon the verification by the intermediary agency, as it occurred a long time ago, the archival materials in relation to the equity transfer auditing appraisal and the receipt of equity transfer price have not been found.

The Issuer is required to explain: the necessary procedures to be performed for the exit of Industrial Development Zone Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during

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the above process, the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change, whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk.

The Issuer’s Attorney is requested to verify the above issues, explain the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the verification conclusions, and issue a clear opinion on the above issues.

Reply:

(I) Necessary procedures to be performed for the exit of Industrial Development Zone Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during the above process

1.Specifics on the exit of Industrial Development Zone Corporation from Tongmei Limited

Based on the Issuer’s industrial and commercial archival materials, the specifics on the exit of Industrial Development Zone Corporation from Tongmei Limited are set forth below:

On June 27, 2000, Industrial Development Zone Corporation and AXT entered into the Equity Transfer Agreement, agreeing that the 1% equity interest (totaling USD30,600) held by Industrial Development Zone Corporation in Tongmei Limited is transferred to AXT, and the equity interest shall be transferred on the day immediately following the approval of the Beijing Foreign Economic and Trade Commission, and AXT shall pay USD30,600 to Industrial Development Zone Corporation in a lump sum.

On June 28, 2000, Tongmei Limited held a board meeting, approving that Industrial Development Zone Corporation transfers its 1% equity interest in Tongmei Limited to AXT.

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On July 2, 2000, Tongmei Limited held a board meeting, approving that the registered capital of Tongmei Limited is increased from USD3.06 million to USD5.06 million. On the same day, AXT signed the new articles of association of Beijing Tongmei Xtal Technology Limited.

On July 24, 2000, Beijing Tongzhou District Foreign Economic and Trade Commission issued the Reply on the Change of Enterprise Nature and the Increase in Investment Amount and Registered Capital of Beijing Tongmei Xtal Technology Limited ([2000] TWJM No. 81), agreeing that Industrial Development Zone Corporation transfers its 1% equity interest, i.e., USD30,600, in Tongmei Limited to AXT; agreeing that Beijing Tongmei will be converted from a joint venture into a wholly-owned enterprise; agreeing that the total investment of Beijing Tongmei will be increased from USD3.06 million to USD5.06 million after it becomes a wholly-owned enterprise, and the registered capital will be increased from USD3.06 million to USD5.06 million.

With respect to the above equity transfer and capital increase, Tongmei Limited obtained the Approval Certificate for Foreign-Invested Enterprise of the People’s Republic of China (WJMJZ Zi [1998] No. 0455) re-issued by the People’s Government of Beijing Municipality.

On August 30, 2000, Tongmei Limited obtained the Business License of Enterprise Legal Person re-issued by the State Administration for Industry and Commerce.

Upon the completion of the above change, the shareholding structure of Tongmei Limited is shown as follows:

No.	Name of Shareholder	Subscribed capital contribution (USD 0’000)	Paid in capital contribution (USD0’000)	Shareholding Percentage (%)
1	AXT	506	306	100.00
Total		506	306	100.00

2.Necessary procedures to be performed for the exit of Industrial Development Zone

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Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during the above process

The relevant procedures to be performed by Industrial Development Zone Corporation for exiting from Tongmei Limited and the actual performance thereof are as follows:

S/N	Relevant procedures to be performed	Actual performance
1	Decision-making by the board of directors of Tongmei Limited	On June 28, 2000, Tongmei Limited held a board meeting, approving that Industrial Development Zone Corporation transfers its 1% equity interest in Tongmei Limited to AXT
2	Approval by Beijing Tongzhou District Foreign Economic and Trade Commission

On July 24, 2000, the Beijing Tongzhou District Foreign Economic and Trade Commission issued the Reply on the Change of Enterprise Nature and the Increase in Investment Amount and Registered Capital of Beijing Tongmei Xtal Technology Limited ([2000] Tong Wai Jing Mao No. 81), agreeing that Industrial Development Zone Corporation transfers its 1% equity interest, i.e., USD30,600, in Tongmei Limited to AXT

3	Industrial and commercial change procedures	On August 30, 2000, Tongmei Limited obtained the Business License of Enterprise Legal Person re-issued by the State Administration for Industry and Commerce
4	Asset appraisal, and confirmation or filing procedures of appraisal results

Due to the long time span, the death or resignation of the original handlers and other reasons, no relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price can be located; in order to solve historical problems, prevent the loss of state-owned assets and support the listing of the Issuer, the underlying equity transfer has been audited and appraised retrospectively according to the procedures and confirmed by the competent authorities, with the transfer price having been settled, which is thus in line with the relevant laws and regulations on the transfer of state-owned assets.

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Pursuant to the Administrative Measures on the Appraisal of State-owned Assets (State Council Order No. 91, November 1991) and the Rules on the Implementation of the Administrative Measures on the Appraisal of State-owned Assets (GZBF [1992] No. 36) and other applicable provisions, the exit of Industrial Development Zone Corporation from Tongmei Limited shall be subject to an asset appraisal, and is required to obtain a confirmation notice issued by the competent state-owned assets administrative authorities in charge of examination and approval matters, or file the appraisal result with the competent state-owned assets administration authorities.

According to the documents and clarifications from AXT and Industrial Development Zone Corporation, as well as the confirmation by interviewing with relevant principals of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, the above equity transfer occurred in June 2000. Irrespective of efforts to find informed personnel and search relevant historical files with supports from the competent government authorities, no relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price can be located due to the long time span, the death or resignation of the original handlers and other reasons, with defects thereon.

In view of the above, to solve historical problems, prevent the loss of state-owned assets and support the listing of the Issuer, relevant government departments of Tongzhou District have, under the organization of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, jointly approved the implementation of retroactive audit and evaluation procedures on the above matters (taking May 31, 2000 as the base date), and determined that the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park (i.e. the Park Management Committee of the People’s Government of Tongzhou District, Beijing) shall jointly confirm the retrospective audit and appraisal results, and issue corresponding supporting materials according to the listing-related audit requirements.

Tihuasic (Beijing) Certified Public Accountants Co., Ltd. and Tianhua Xiangtong (Beijing) Assets Appraisal Co., Ltd. respectively issued the Audit Report of Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Zhengxin (2022) Shen Zi No. N006 ) and the Retrospective

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Assets Appraisal Report of All Interests of Shareholders in Beijing Tongmei Xtal Technology Co., Ltd. Involved by the Equity Value Intended to be Known by Beijing Tongzhou District Industrial Development Zone Corporation and Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Xiangtong (2022) No. 2-1). According to the retrospective audit and appraisal results, as of May 31, 2000, the value of equity interests of shareholders in Beijing Tongmei is RMB48.24 million; as calculated based on 1% equity interest, the value of equity interest held by Industrial Development Zone Corporation in Beijing Tongmei is RMB482,400. Upon the mutual agreement between Industrial Development Zone Corporation and AXT and the confirmation by entering into a written supplementary agreement, AXT shall pay Industrial Development Zone Corporation a sum of RMB1,101,686 in principal and interest for the equity transfer, and as of the date hereof, such amount has been fully paid

In March 2022, the superior competent authorities of Industrial Development Zone Corporation i.e. the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park jointly issued a Statement of Fact, confirming that “the appraisal method and result as used by the retrospective appraisal are reasonable, and accordingly, the equity transfer price is determined to be RMB482,400. Industrial Development Zone Corporation has received the equity transfer price and interest thereof, totaling RMB1,101,686 in full”; “The Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, and the equity transfer is true and valid, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.” In addition, according to the interview with relevant leaders of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing by our lawyers, the quit procedures of the Development Zone Head Office from the Issuer are complete, and the equity transfer is true and effective.

In conclusion, the exit of Industrial Development Zone Corporation from Tongmei Limited has performed such procedures as the decision-making of the board of directors of Tongmei Limited, the approval of Beijing Tongzhou District Foreign Economic and Trade Commission and the industrial and commercial change procedure. The defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding such equity

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transfer and the payment for the equity transfer price have been rectified by the entities involved having performed the retrospective appraisal procedures and obtained the confirmation from the competent authorities, and the transfer price has been settled, which is in compliance with the applicable laws and regulations on the transfer of state-owned assets.

(II) Impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change

According to the requirements on this offering and listing, AXT and the Issuer have applied to Industrial Development Zone Corporation for confirming the fact of the equity transfer. Industrial Development Zone Corporation issued a Statement of Fact on December 19, 2021, confirming that “Industrial Development Zone Corporation invested in and became a shareholder of Tongmei Limited in August 1998, and entered into the Equity Transfer Agreement with AXT, Inc. in June 2000, thereby transferring all shares held in Tongmei Limited to AXT, Inc., and the approval and industrial and commercial change procedures have been completed with Beijing Tongzhou District Foreign Economic and Trade Commission, AXT, Inc. therefore became the sole shareholder of Tongmei Limited”.

In addition, with respect to the defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price, the superior competent authorities of Industrial Development Zone Corporation i.e. the People’s Government of Zhangjiawan Town of Tongzhou District, and Tongzhou Administrative Commission of Zhongguancun Science and Technology Park jointly issued a Statement of Fact on March 18, 2022, confirming that “the Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk”. According to the interview with the relevant leaders of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing by our lawyers, the procedures for the quit of the Development Zone Head Office from the Issuer are complete, and the equity transfer is true and effective.

In conclusion, we believe that, the failure to find the documents in relation to the auditing

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appraisal and transfer price.

(III) Whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk

As mentioned above, the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park as the superior competent authorities of Industrial Development Zone Corporation issued a Statement of Fact jointly on March 18, 2022 confirming that Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.

(IV) Verification Procedures and Opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Inspect the industrial and commercial archival materials of the Issuer and Industrial Development Zone Corporation, the resolution made by the board of directors with respect to the exit of Industrial Development Zone Corporation from Tongmei Limited and the approval of the Beijing Tongzhou District Foreign Economic and Trade Commission and the statements issued by the parties to the equity transfer, search for applicable laws and regulations at the time of the exit, assist the Issuer in communicating with Industrial Development Zone Corporation and the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing to confirm the relevant circumstances of the exit, and verify the necessary procedures to be performed for the exit of Industrial Development Zone Corporation from Tongmei Limtied and the performance thereof.

2. Inspect the Audit Report of Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Zhengxin (2022) Shen Zi No. N006 ) and the Retrospective Assets Appraisal Report of All Interests of Shareholders in Beijing Tongmei Xtal Technology Co., Ltd. Involved by the Equity

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Value Intended to be Known by Beijing Tongzhou District Industrial Development Zone Corporation and Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Xiangtong (2022) No. 2-1) issued by Tihuasic (Beijing) Certified Public Accountants Co., Ltd. and Tianhua Xiangtong (Beijing) Assets Appraisal Co., Ltd. respectively, the equity transfer agreement and the supplements thereto, payment voucher of equity transfer price, the Statement of Fact issued by the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park as well as relevant documents provided thereby, and interview with the general manager of the Issuer, verify the retrospective appraisal procedures that have been performed for the exit and the confirmation obtained from the competent authorities.

3. Inspect the Statement of Fact issued by Industrial Development Zone Corporation and the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and Tongzhou Administrative Commission of Zhonguan Science and Technology Park for the exit, interviewed the relevant leaders of People’s Government of Zhangjiawan Town of Tongzhou District of Beijing City and verify the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change, whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk.

After verification, we believe that:

1. The exit of Industrial Development Zone Corporation from Tongmei Limited has performed such procedures as the decision-making of the board of directors of Tongmei Limited, the approval of the Beijing Tongzhou District Foreign Economic and Trade Commission and the industrial and commercial change procedure. With respect to the defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer and the payment for the equity transfer price, the relevant entities have performed the retrospective appraisal procedures and obtained the confirmation from the competent authorities to have such defects remedied, which is in compliance with relevant laws and regulations on the transfer of state-owned assets.

2. The failure to find the documents in relation to the auditing appraisal and transfer price

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will not affect the validity of the equity change or the verification conclusions made by our firm.

3. According to the Statement of Fact jointly issued by the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and Tongzhou Administrative Commission of Zhongguancun Science and Technology Park, and in light of our interviews with relevant persons in charge of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, it is confirmed that Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.

6.3 According to the Prospectus, 1) Nanjing Jinmei is jointly established by AXT and Nanjing Germanium Factory (later renamed China Germanium Co., Ltd.), which is invested with the extracting and purifying gallium technology. In June 2017, China Germanium Co., Ltd. transferred all its obligations and rights (shares) in the Joint Venture Contract to AXT; 2) AXT holds 5% equity of Nanjing Jinmei on behalf of Fan Jiahua, Feng Yi, Zong Hongxia and Zhang Fengxiang. From February 2018 to May 2019, AXT signed share quit agreements with Fan Jiahua, Feng Yi and Zong Hongxia (Zhang Fengxiang and Zong Hongxia were husband and wife, who died at the time of share quit). According to the interview with Zong Hongxia and the handling personnel of the above quit matters, Fan Jiahua, Feng Yi, Zong Hongxia and Zhang Fengxiang's true intention of holding shares in and quitting from Nanjing Jinmei Department indicated that the relevant funds have been paid, and there are no disputes or potential disputes over the establishment, process and dissolution of the holding.

The Issuer is required to explain: (1) the background of Nanjing Germanium Factory, whether it has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law; (2) the background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua and other persons and the transfer of equity interest held by such persons; (3) the specific meaning of “persons handling the equity exit matter”, and whether there is any dispute or potential dispute in the establishment and termination of the nominee holding.

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The Issuer’s Attorney is required to verify the above and to render explicit opinions thereon.

Reply:

(I) Background of Nanjing Germanium Factory, whether it has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law

1.Background of Nanjing Germanium Factory

As indicated in the industrial and commercial registration materials of Nanjing Germanium Factory, Nanjing Germanium Factory was originally an enterprise owned by the whole people, its business scope was “main business: semiconductor materials (manufacturing); ancillary business: high-purity and ultra-high-purity non-ferrous metals; rare metals (smelting) precious metals (smelting) (excluding gold, silver, platinum)”. In July 2000, Nanjing Huajian Industry (Group) Co., Ltd. approved the conversion of Nanjing Germanium Factory into a joint-stock cooperative enterprise, its capital would be wholly funded by individuals; in May 2003, Nanjing Germanium Factory was changed into a limited liability company, and its name was changed into “Nanjing Germanium Factory Co., Ltd.”. Subsequently, the name of Nanjing Germanium Factory was successively changed into “China Germanium Limited” and “China Germanium Co., Ltd.” in August 2009 and December 2014.

According to the search result of our Attorney on the National Enterprise Credit Information Publicity System, the current basic information of Nanjing Germanium Factory is as follows:

Name:	China Germanium Co., Ltd.
Domicile:	No. 718 Jiangjun Avenue, Jiangning Development Zone, Nanjing
Unified Social Credit Code:	913201001348798234
Legal Representative:	WANG Qingwei
Registered Capital:	RMB39.6 million
Type of Company:	Limited Liability Company

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Business Scope:

R&D, production, sales and technical services of new energy materials and electronic materials; smelting of high-purity and ultra-high-purity non-ferrous metals, rare metals and precious metals; manufacturing, sales and information technology services of semiconductor materials and organic germanium; self-operated and commissioned import and export of commodities and technologies (except for commodities and technologies that are restricted or prohibited from being imported and exported by the state); leasing of devices and equipment; wholesale of hazardous chemicals (subject to the scope set forth in the license). (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Term of Business	Indefinite period from October 16, 1990
Shareholders:	Nanjing Zhongge Investment Management Co., Ltd. holds 53.78% equity interest Xiamen Meihua Optoelectronics Technology Co., Ltd. holds 46.22% equity interest

2.Whether Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law

In June 2017, Nanjing Germanium Factory transferred its obligations and rights (shares) under the Nanjing Jinmei joint venture contract to AXT. As indicated in the industrial and commercial registration materials of Nanjing Germanium Factory, when the above transfer took place, there were two shareholders of Nanjing Germanium Factory in total, i.e., Nanjing Zhongge Investment Management Co., Ltd. (a wholly-owned subsidiary of Xiamen Meihua Optoelectronics Technology Co., Ltd.) and Xiamen Meihua Optoelectronics Technology Co., Ltd. As indicated in the industrial and commercial registration materials of these companies and the search result of our Attorney on the National Enterprise Credit Information Publicity System, when the above-mentioned transfer occurs, the ultimate investors of these shareholders were all natural persons, and there is no state-owned shareholder.

On June 24, 2017, Nanjing Jinmei held a board meeting, approving that Nanjing Germanium Factory transfers all its obligations and rights (shares) under the joint venture contract to AXT at a price of RMB8,973,405. On the same day, Nanjing Germanium Factory and AXT entered into the Equity Transfer Agreement with respect to the above equity transfer.

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On June 24, 2017, AXT made a shareholders’ resolution that the shareholding percentage (cooperation interest) of AXT in Nanjing Jinmei was changed from 88% to 100%, the type of company was changed from a Sino-foreign cooperative foreign-invested enterprise to a wholly foreign-owned enterprise; the original articles of association and the original cooperation agreement were terminated, and the new articles of association of Nanjing Jinmei were adopted.

On September 11, 2017, Nanjing Jinmei obtained the Business License renewed by the Market Supervision and Administration Bureau of Jiangning District, Nanjing City.

In conclusion, Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, which is in compliance with laws and regulations.

(II) Background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua and other persons and the transfer of equity interest held by such persons

AXT, as a nominee of FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang, held a total of 5% equity in Nanjing Jinmei. From February 2018 to May 2019, AXT signed a Equity Exit Agreement with FAN Jiahua, FENG Yi and ZONG Hongxia (ZHANG Fengxiang, the husband of ZONG Hongxia, was passed away at the time of equity exit) respectively, pursuant to which all nominee holding was canceled.

According to the statement of AXT and the confirmation by interviewing with the entrusting holders namely FAN Jiahua, FENG Yi and ZONG Hongxia, at the time of the establishment of Nanjing Jinmei, FAN Jiahua served as the general manager and ZONG Hongxia served as the deputy general manager, ZHANG Fengxiang served as the executive director and financial director, and FENG Yi served as a consultant in Nanjing Jinmei. To motivate the above persons, AXT transferred a total of 5% equity interest in Nanjing Jinmei to FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang in September 2000, as Nanjing Jinmei was incorporated as a Sino-foreign cooperative enterprise, no individual may

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be a Chinese partner to the enterprise, such part of equity interest was held by AXT on their behalf.

From February 2018 to May 2019, due to the advanced age of FAN Jiahua, FENG Yi and ZONG Hongxia, and the relocation of Nanjing Jinmei’s main production and operation site to another place, FAN Jiahua, FENG Yi and ZONG Hongxia requested to exit from Nanjing Jinmei and entered into the Equity Exit Agreement with AXT, agreeing to transfer all the equity interest held by them in Nanjing Jinmei to AXT. The above nominee holding has been completely released after consummation of such equity transfer. As of October 2020, FAN Jiahua, FENG Yi and ZONG Hongxia have received all the amounts payable for their equity exit.

(III) Specific meaning of “persons handling the equity exit matter”, and whether there is any dispute or potential dispute in the establishment and termination of the nominee holding

According to the interviews with HAO Ze, the deputy general manager and chief financial officer of the Issuer (who worked in the finance department of Nanjing Jinmei from September 2000 to March 2005) and CHEN Yu, a financial manager of Nanjing Jinmei, the specific matter that FAN Jiahua, FENG Yi and ZONG Hongxia exited from Nanjing Jinmei was handled by HAO Ze and CHEN Yu, and thus HAO Ze and CHEN Yu are the persons handling the equity exit matter.

To sum up, according to the confirmation by interviewing with all the entrusting holders FAN Jiahua FENG Yi and ZONG Hongxia other than the deceased ZHANG Fengxiang, as well as HAO Ze and CHEN Yu, the persons handling the equity exit matter, and upon our searching through public network, there is no dispute or potential dispute in the establishment and termination of the nominee holding.

(IV) Verification Procedures and Opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

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1. Inspect the industrial and commercial registration materials and articles of association of Nanjing Germanium Factory, and access to the National Enterprise Credit Information Publicity System to inquire about the background of Nanjing Germanium Factory.

2. Inspect the industrial and commercial registration materials of Nanjing Jinmei, as well as the relevant documents such as the equity transfer agreement, board resolution and shareholders’ resolution in relation to Nanjing Germanium Factory’s transfer of its obligations and rights (shares) under the joint venture contract to AXT, and log in the National Credit Information Announcement System about contribution conditions of the senior management of Nanjing Germanium Factory before transfer, and verify whether such transfer has completed necessary procedures and is in compliance with laws and regulations.

3. Inspect the nominee holding agreement and the equity exit agreement entered into by and among FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang and AXT, the certificates for the payment of equity exit price and the statement of AXT, and interview with FAN Jiahua, FENG Yi and ZONG Hongxia, whose shares were held by others on their behalf, and HAO Ze and CHEN Yu, the persons handling the equity exit matter, to understand the background of and reasons for the establishment and termination of the nominee holding.

4. Interview with FAN Jiahua, FENG Yi and ZONG Hongxia, whose shares were held by others on their behalf, and HAO Ze and CHEN Yu, the persons handling the equity exit matter, and access to public network for search and inquiry, and verify whether there is any dispute or potential dispute in the establishment and termination of the nominee holding.

After verification, we believe that:

1. Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, which is in compliance with laws and regulations.

2. The background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang and the transfer of equity interest held by such persons are reasonable.

3. The specific matter that FAN Jiahua, FENG Yi and ZONG Hongxia exited from Nanjing Jinmei was handled by HAO Ze and CHEN Yu, and thus HAO Ze and CHEN Yu are

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the persons handling the equity exit matter; there is no dispute or potential dispute in the establishment and termination of the nominee holding.

IV. Question 19 of the Inquiry Letter: About Spin Off Listing

According to the submissions, the Issuer’s application for this Offering and Listing has been approved and authorized by the board of directors of AXT, and AXT has conducted relevant information disclosures without obtaining any authorizations, consents, approvals or other actions from any governmental authority or regulatory agency in Delaware, NASDAQ and the U.S. Securities and Exchange Commission that have jurisdiction over AXT, and without performing notification, filing and other procedures.

The Issuer is required to explain: (1) Whether AXT has been involved in any government investigations, litigations, arbitrations or administrative penalties after its listing on NASDAQ. Whether there have been any major illegal acts in the last 3 years. Whether it has been subject to any inquiries from the U.S. SEC and NASD as a result of this Offering and Listing; (2) the impact of this Offering and Listing on AXT’s small and medium investors, and whether there are disputes or potential disputes between relevant shareholders.

The Issuer’s Attorney is required to verify the above and to render explicit opinions thereon.

Reply:

(I) Whether AXT has been involved in any government investigations, litigations, arbitrations or administrative penalties after its listing on NASDAQ. Whether there have been any major illegal acts in the last 3 years. Whether it has been subject to any inquiries from the U.S. SEC and NASD as a result of this Offering and Listing;

According to the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, a law form in the U.S., the Statement & Confirmation Letter issued by AXT, the confirmation by the interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG, as well as the information found at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website

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(https://www.nasdaq.com/), AXT has been involved in and disclosed by announcement 1 government investigation and administrative punishment, 5 lawsuits and 2 arbitrations since its listing on NASDAQ, as detailed below:.

S/N	Type	Basic information	Progress and outcome
1	Government investigation, administrative punishment and lawsuit

In May 2000, AXT was fined USD313,655 by the California Occupational Safety and Health Administration for violating relevant health and safety regulations in an investigation of potential excessive hazardous substances at AXT’s production base.

On May 1, 2001, the Santa Clara Occupational Safety and Health Center filed a lawsuit with the Hayward High Court of Alameda County, California requesting to order AXT to stop the violation and impose civil punishments thereon on the ground that AXT used arsenic and inorganic arsenic compounds in its workplace against relevant provisions of the California Business and Professions Code, the California Proposition 65 and the California Occupational Safety and Health Act.

In March 2001, AXT reached a settlement with the California Occupational Safety and Health Administration for a fine of USD200,415. On June 24, 2002, AXT reached a settlement with the other party on relevant claims, under which AXT agreed to pay an amount of USD175,000 to the Santa Clara Occupational Safety and Health Center, with the corresponding settlement agreement having been signed, and the settlement being approved by the court on 20 September 2002.

2	Lawsuit

On April 15, 2003, Sumitomo Electric Industries, Ltd. (“Sumitomo”) filed a lawsuit with the Civil Division of Tokyo District Court, alleging that AXT and its Japanese traders infringed two patents held by Sumitomo in Japan, and seeking to order AXT to pay punitive damages of USD1.67 million together with related interest, bear the litigation costs and stop selling GaAs substrates in Japan.

On October 8, 2004, AXT and Sumitomo reached a settlement on the litigation. On December 2, 2004, both parties entered into a global intellectual property cross licensing agreement subjecting AXT to pay Sumitomo royalties. In January 2005, the patent-related lawsuit was withdrawn by Sumitomo.

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3	Lawsuit

On June 11, 2003, Cree, Inc. filed a lawsuit with the Northern District Court of California, the United States, alleging that AXT infringed its patent rights and requesting AXT to compensate for the loss and stop the infringement. On July 23, 2003, AXT filed a counterclaim with the same court, denying its patent infringement and claiming that Cree, Inc. instituted the litigation in an attempt to interfere with the future business relations.

On March 5, 2004, AXT and Cree, Inc. reached a settlement agreement on the dispute between them.
4	Lawsuit

On October 15, 2004, a securities class action was filed by those who purchased shares of AXT during the period from February 6, 2001 to April 27, 2004 as the plaintiffs with the Northern District Court of California against AXT and its CTO as the defendants, on the grounds of false and misleading financial results announced during the above period.

On April 24, 2007, AXT reached a settlement agreement with the relevant plaintiffs on the class action.
5	Lawsuit

On June 1, 2005, two former employees and their minor children as the plaintiffs filed a lawsuit with the California Supreme Court against AXT, its CTO, former interim CEO, former security staff and a supplier as the defendants for personal injury due to exposure of infants in utero to high concentrations of gallium arsenide and methanol used for the production of GaAs wafer caused by general negligence and intentional tort, holding the defendants liable for loss of wages and other damages, including punitive damages.

On April 23, 2007, both parties reached an agreement on the lawsuit, with the settlement fund covered by the insurance company.

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6	Arbitration	In 2008, Steve X. Chen, a former employee, requested the arbitral tribunal to uphold his claim that his dismissal from AXT was based on race and nationality.	The claim of the former employee Steve X. Chen has been resolved without incurring any liability for compensation on the part of AXT.
7	Arbitration

In October 1998, a supplier filed an arbitration with the Arbitration Commission in Shenzhen, China, claiming that AXT failed to fulfill its obligation under the purchase contract with the supplier by failure to fully accept the germanium products.

A final award has been made by the arbitral tribunal under which AXT is not required to take any obligation.

No government investigations, lawsuits, arbitrations or administrative punishments other than the above have been disclosed by AXT via announcement since its listing on NASDAQ.

According to the Disclosure Letter issued by the US law firm Wilson Sonsini Goodrich & Rosati, the Statement & Confirmation Letter issued by AXT, the confirmation by the interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG, and the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) through query, AXT has not committed any major illegal acts in the past three years, nor has it received any inquiries from the U.S. SEC or the NASDAQ as a result of this Offering and Listing.

(II) The impact of this Offering and Listing on AXT’s small and medium investors, and whether there are disputes or potential disputes between relevant shareholders.

1.The impact of this Offering and Listing on AXT’s small and medium investors

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According to the Legal Opinion issued by the US law firm Burks Johansson LLP, the Disclosure Letter issued by the US law firm Wilson Sonsini Goodrich & Rosati, the Statement & Confirmation Letter issued by AXT, the Plan for the Offering and Listing of the Issuer, and the information available at the U.S. SEC Website (Website: https://www.sec.gov/) and the NASDAQ Website (Website: https://www.nasdaq.com/) through inquiry by our lawyers, the Offering and Listing do not have a significant adverse impact on the legitimate rights and interests of small and medium-sized investors of AXT, see the details as follows:

(1) The number of shares issued by the Issuer in the Public Offering accounts for over 10% of the total number of shares after the Offering. AXT is still the controlling shareholder of the Issuer after the Offering and Listing, and the Issuers is the holding subsidiary within the scope of consolidated statements of AXT before and after the Offering and Listing.

(2) The Application for the Offering and Listing has been approved by the Board of Directors of AXT, and AXT has made a Written Information Disclosure on the Offering and Listing, thereby protecting the rights to know of the investors of AXT.

(3) The AXT’s spin-off of the Issuer for its listing on the Science and Technology Innovation Board will raise funds for the Issuer to build the proposed investment project and supplement the working capital, which is conducive to further standardizing the Issuer's internal governance, improving management level, and enhancing corporate and brand awareness, and promoting the sustainable and stable development.

(4) This Offering and Listing has not affected the corporate governance structure and shareholders’ rights of AXT.

(5) According to the Legal Opinion issued by Burks Johansson LLP, a law firm in U.S.: “Generally speaking, under the Delaware General Corporation Law, if any shareholders of AXT are dissatisfied with any decisions made by the broad of directors according to applicable governance practices, it can only obtain remediation through the sales of stocks in practice, and any other remediations require proof of wrongful or unlawful conduct. In addition, the directors of AXT have fiduciary duties to shareholders such as duty of care and duty of loyalty. If shareholders reasonably believe that the directors have violated their fiduciary duties and that they have suffered damages therefrom, they may file a lawsuit.”

In conclusion, this Offering and Listing will not have a material adverse impact on the

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legitimate rights and interests of small and medium investors in AXT.

2.Whether there are disputes or potential disputes among the relevant shareholders

According to the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati and the Statement & Confirmation Letter issued by AXT, and as confirmed by our Attorney’ interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG. This Offering and Listing application has been approved by the Board of Directors, and there have been no disputes or potential disputes among the relevant shareholders arising due to this Offering and Listing.

(III) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Obtain and review AXT’s registration documents, the Prospectus, the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, and check the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https:www.nasdaq.com/) to verify whether AXT has been subject to government investigations, lawsuits, arbitrations or administrative penalties after its listing on NASDAQ, whether there have been any major illegal acts in the last 3 years, and whether it has been subject to inquiries by the U.S. SEC and NASDAQ due to this Offering and Listing;

2. Obtain and review the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, and checked the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) to verify the impact of this Offering and Listing on small and medium investors in AXT;

3. Obtain and review the Disclosure Letter issued by the U.S. law firm, Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, confirm the interview with the chairman of AXT, MORRIS SHEN-SHIH YOUNG, and check the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) to verify whether there are any disputes or potential disputes between relevant shareholders related to this Offering and Listing.

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After verification, we believe that:

1. AXT has been involved in and disclosed by announcement 1 government investigation and administrative punishment, 5 lawsuits and 2 arbitrations, except for which, it has disclosed no other government investigations, lawsuits, arbitrations or administrative punishments in the announcements after listing on NASDAQ; AXT has not committed any major illegal acts in the past 3 years, nor has it been subject to any inquires from the U.S. SEC and the NASDAQ due to this Offering and Listing;

2. This Offering and Listing will not have a material adverse impact on the legitimate rights and interests of small and medium investors in AXT, and there have been no disputes or potential disputes between relevant shareholders due to this Offering and Listing.

V. Question 20 of the Inquiry Letter: Other Questions

20.3

According to the submissions, for the special rights clauses stipulated in the VAM Agreement, the investment institution and AXT agreed: if the Issuer fails to complete the qualified listing prior to December 31, 2022 (or any other date as agreed by all parties and agreed in writing), the repurchase clause will automatically resume its validity and be retroactive to the date of the signing of the Supplementary Agreement.

The Issuer is required to explain: whether the VAM Agreement within a deadline to resume its validity meets the requirements of the relevant rules.

The Sponsor and Issuer’s Attorney are required to verify the above and to render explicit opinions in accordance with the relevant provisions of the VAM Agreement.

Reply:

(I) whether the VAM Agreement within a deadline to resume its validity meets the requirements of the relevant rules

1.Relevant contents of the VAM Agreement

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In January 2021, the Issuer increased capital and shares by introducing Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxingyi, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue and Lumentime Semiconductor and other investors (hereinafter collectively referred to as Investment Institutions). The Investment Institutions, the Issuer and AXT respectively signed the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited, the Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited (Supplementary Agreement) and the Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited (Supplementary Agreement II) (hereinafter collectively referred to as the Transaction Documents)1 The VAM clauses in the Transaction Documents regarding the resumption of validity within a deadline are as follows:

(1) According to the Supplementary Agreement: the company fails to make an IPO before December 31, 2022 (if the company’s IPO is under review when the period expires, the repurchase will be postponed until the IPO is rejected or the company withdraws the application), or under other specific circumstances, the investment institutions have the right to require AXT to repurchase Company all or part of the equity held by the investment institutions in the company. In addition to the agreement of repurchasing equities, the Supplemental Agreement also contains special rights articles such as equity transfer limitation, preemptive right, priority in sale and anti-dilution. The Supplementary Agreement has been terminated automatically from the date when the Company formally submits IPO Application materials.

(2) According to the Supplementary Agreement II: as stipulated in Supplementary Agreement II: If the company fails to complete the qualified listing before the above-mentioned expected listing completion date, the repurchase clause stipulated in Article 8 of the

[1]

In the Transaction Documents, references to “Party A” include Investment Institutions, references to “Party C” mean the AXT, and references to “Party B” and "Target Company" mean the Issuer. There are no major differences in the provisions of the Transaction Documents signed by each of the Investment Institutions, so they will not be repeated hereby.

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Supplementary Agreement will automatically resume its validity and will be effective retroactively from the date of the signing of the Supplementary Agreement. According to the repurchase terms, AXT shall be responsible for such equity repurchase, and the Issuer shall not be responsible for repurchasing the Company's equity held by the Investment Institution.

In order to terminate the above-mentioned VAM terms, the Investment Institution, the Issuer and AXT signed the Supplementary Agreement III on the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Supplementary Agreement III”) on March 21, 2022, with the main contents as follows:

“Article 1 The parties agree and acknowledge that the Supplementary Agreement has been automatically terminated on December 28, 2021 and will be invalid from the date hereof.

Article 2 From the date of signing this Agreement, the Supplementary Agreement II will be automatically terminated and will be invalid from the date hereof.

Article 3 The parties agree and acknowledge that on the day that Party B’s IPO has been rejected under the review of Shanghai Stock Exchange or refused for registration by China Securities Regulatory Commission or Party B has withdrawn its IPO application (hereinafter referred to as “repurchase circumstances”), Party A shall have the right to require Party C to repurchase part or all of Party B’s equity held by Party A, and Party C is obliged to repurchase part or all of Party B’s equity held by Party A upon Party A’s request.

Party A shall submit a repurchase request to Party C in writing within fifteen (15) working days from the date of Party B sending a written notice to Party A when any of the repurchase circumstances occurs, so that Party C has sufficient time for repurchase arrangements. Party C shall, within ninety (90) days after Party A submits the repurchase request in writing, enter into an equity transfer agreement with Party A regarding the equity repurchase described in this Agreement, and complete the payment of corresponding share repurchase price within the period stipulated in the relevant repurchase legal documents. The equity repurchase price is the actual investment amount paid when Party A obtains the equity.

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Article 4 The parties further agree that on the date of any of repurchase circumstances stipulated in Article 3 hereof, Party C also has the right to issue a repurchase notice to Party A in writing, and Party C will repurchase the Party B’s equity held by Party A at that time. The equity repurchase price is the actual investment amount paid when Party A obtains the equity.

In conclusion, the Supplementary Agreement and the Supplementary Agreement II have been terminated and will be invalid from the date of signing of these agreements. There is no longer any VAM clause with a time limit for resumption of validity between Investment Institutions and AXT.

2.Whether the VAM Agreement complies with the relevant rules and regulations

According to Supplementary Agreement III, there is an existing gambling agreement between the Investment Institution and AXT. Such agreement complies with the provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II), and the details are as follows:

Provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II)		Actual Situation of the Issuer	Compliant Or Not

Where PE, VC and other institutions agree on a valuation adjustment mechanism (generally referred to as a VAM Agreement) when making investments, in principle, the Issuer is required to clean up the VAM agreements before submission.

The special rights such as repurchase rights enjoyed by Investment Institutions under the Supplementary Agreement and Supplementary Agreement II have been terminated and are invalid from the beginning. Only on the day when the Issuer’s IPO has not been rejected by the Shanghai Stock Exchange or refused for registration by the China Securities Regulatory Commission, or the Issuer withdraws the IPO application, the Investment Institutions have the right to request AXT to repurchase part or all of the Issuer’s equity held by the Investment Institutions.

Compliant
Those agreements that meet the following requirements at the same time can be retained.	The Issuer is not a party to the VAM agreement.

The controlling shareholder AXT shall be responsible for share repurchase. The Issuer shall not be responsible for repurchasing the Company's equity held by the Investment Institution, and the Issuer is not a party to the Gambling Arrangement.

Compliant

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Provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II)	Actual Situation of the Issuer	Compliant Or Not
There is no agreement in the VAM Agreement that may lead to changes in the company’s control

The issuer has no actual controller, and AXT is the controlling shareholder of the issuer. If the repurchase conditions are triggered, AXT will repurchase the relevant shares from the Investment Institution, and its shareholding ratio will further increase, which will not lead to changes in the Issuer’s control.

Compliant
VAM agreements are not linked to market value.	VAM repurchase agreements do not involve market capitalization-linked terms.	Compliant
The VAM Agreement does not have any circumstances that seriously affect the Issuer’s ability to continue as a going concern or otherwise seriously affect the rights and interests of investors.

The Issuer is not a party to the VAM arrangement, and the relevant VAM agreement and arrangements does not have any circumstances that seriously affect the Issuer’s ability to continue as a going concern or otherwise seriously affect the rights and interests of investors.

Compliant

To sum up, the currently valid VAM Agreement between the Investment Institutions and AXT complies with the relevant requirements of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II).

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Check the Capital Increase Agreement and its Supplementary Agreement signed by the Investment Institution, the Issuer and AXT, check the explanations and confirmations of the Investment Institutions and AXT, and check the specific contents of the special rights clause of the VAM Agreement;

2. Retrieve the relevant laws and regulations and exchange rules of the special rights clauses in the VAM Agreement, and check whether the VAM Agreement with a time limit to restore its validity meets the requirements of the relevant rules.

Upon verification, we believe that the agreement on the VAM clause with a time limit to

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restore its validity between the Investment Institutions and AXT has been terminated. The currently valid VAM Agreement complies with the relevant provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II).

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Part II Update of the Issuer’s Information Related to the Offering and Listing

I. Approval and Authorization of the Offering and Listing

The Approval and Authorization of the Offering and Listing by the Second Extraordinary General Meeting of Shareholders in 2021 held by the Issuer on December 15, 2021 are still valid, all proposals related to the Offering and Listing of the Issuer passed at the General Meeting of Shareholders shall remain valid according to the Meeting Documents of the Board of Directors and the General Meeting of Shareholders provided by the Issuer and verified by our lawyers, as of the issuance date of the Supplementary Legal Opinion.

According to the Legal Opinion issued by Burks Johansson LLP, “AXT’s shareholders do not have the right to vote or agree on the Approval and Authorization of the Offering and Listing”; “The IPO Application shall not be approved with any authorization, consent, approval or other action applicable to any government authority or regulatory agency in Delaware with jurisdiction over AXT, NASDAQ and SEC, nor perform notification, filing and other procedures”; AXT’s information disclosure on the Offering and Listing “conforms to the information disclosure requirements of Delaware General Company Law, NASDAQ and SEC on Beijing Tongmei’s Submission of Listing Application and Listing on the Science and Innovation Board”.

To sum up, we believe that the Offering and Listing of the Issuer have been approved and authorized by the Issuer, which shall be reviewed by Shanghai Stock Exchange according to law and reported to the CSRC to perform the issuance and registration procedures; the Issuer’s shares are listed and traded on Shanghai Stock Exchange after closing, which has yet to be reviewed and approved by Shanghai Stock Exchange.

II. Subject Qualification of the Offering and Listing

After verification by our lawyers, as of the issuance date of the Supplementary Legal Opinion, the Issuer is a joint-stock company established according to the law and has operated for more than three years continuously, has sound and good organizational structure, its

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relevant institutions and personnel can perform their duties according to the law, and exists effectively in accordance with the law. There has been no circumstance that needs to terminate it according to the laws, regulations, normative documents and the Articles of Association. the Issuer has the subject qualification of the Offering and Listing.

III. Substantive Conditions for the Offering and Listing

(I)The Offering and Listing meets the relevant conditions in the Securities Law

1.According to the Company Law and other relevant laws, regulations, normative documents and the Articles of Association, the Issuer has established the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors, and set up special committees, such as Strategy Committee, Audit Committee, Nomination Committee and Remuneration and Assessment Committee under the Board of Directors; elected directors (including independent directors) and supervisors (including employee supervisors); the General Manager, Deputy General Manager, CFO, Secretary of the Board of Directors and other senior managers have been appointed, and relevant functional departments have been set up; the Rules of Procedure of the General Meeting of Shareholders, the Rules of Procedure of the Board of Directors, the Rules of Procedure of the Board of Supervisors, the Working Rules of the General Manager, the Working System of Independent Directors, the Working System of the Secretary of the Board of Directors, the Management Measures for Connected Transactions, the Management System for External Guarantees, the Management System for External Investment, the Internal Audit System and other corporate governance systems have been formulated. The Issuer has a standardized corporate governance structure and perfect internal management system, has a sound and well-functioning organization, and the relevant institutions and personnel can perform their duties according to law, conforming to the provisions of Paragraph 1 (1) of Article 12 of the Securities Law.

2.According to the Updated Audit Report, the net profits of the Issuer attributable to the shareholders of the Parent Company in 2019, 2020 and 2021 (calculated based on the lower one before and after deducting non-recurring profits and losses) were RMB-33.389 million, RMB8.9818 million and RMB89.9218 million, respectively. The Issuer has the ability of sustainable operation and conforms to the provisions of Paragraph 1 (2) of Article 12 of the

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Securities Law.

3.Ernst & Young has issued the Standard Unqualified Updated Audit Report for the Offering and Listing, conforming to the provisions of Item (3) of Paragraph 1 of Article 12 of the Securities Law.

4.According to the Enterprise Credit Information Publicity Report of the Issuer, the Legal Opinion on AXT issued by Burks Johansson LLP during the Reporting Period (hereinafter referred to as the “U.S. AXT’s Updated Legal Opinion”), explanation and commitment of the Issuer and its controlling shareholders, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System and China Judgements Online (Website: http://wenshu.court.gov.cn/, the same below), China executive information disclosure network (Website: http://zxgk.court.gov.cn/, the same below), The People's Court Announcement (Website: http://rmfygg.court.gov.cn/, the same below), 12309 China Procuratorial Network (Website: https://www.12309.gov.cn/, the same below), as well as the interview with the Chairman and General Manager of the Issuer, the Issuer and its controlling shareholders have not committed any criminal crime of embezzlement, bribery, embezzlement of property, misappropriation of property or undermining the order of the socialist market economy in the past three years, conforming to the provisions of Paragraph 1 (4) of Article 12 of the Securities Law.

(II)The Offering and Listing meet the relevant conditions stipulated in the Company Law

1.According to the revised Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. on Initial Public Offering and Listing on the Science and Innovation Board (Updated Version of 2021 Annual Report) (hereinafter referred to as the “Prospectus” (Updated Version of 2021 Annual Report)), and the resolution of the Issuer’s Second Interim General Meeting in 2021, the shares issued by the Issuer this time are domestic listed RMB common shares (A shares) with a par value of RMB1.00 per share. The issuance conditions and price of each share are the same, and each share has the same rights, conforming to the provisions of Article 126 of the Company Law.

2.Resolutions on the type, quantity, pricing method, issuance time, issuance object and other matters of the Public Offering of shares have been made at the General Meeting of

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Shareholders of the Issuer, conforming to the provisions of Article 133 of the Company Law.

(III)The Offering and Listing meets the relevant conditions in the Administrative Measures for Initial Registration

1.The Issuer is a joint stock limited company established according to the law and has operated for more than three years continuously; the Issuer has a sound and well-functioning organization, and relevant institutions and personnel can perform their duties according to law, conforming to Article 10 of the Administrative Measures for Initial Registration.

2.The Issuer’s basic accounting work is standardized according to the Updated Audit Report and the Issuer’s Notes, the preparation and disclosure of the financial statements comply with the Accounting Standards for Business Enterprises and relevant information disclosure rules, and fairly reflect the financial position, operating results and cash flow of the Issuer in all material aspects, Ernst & Young issued the Standard Unqualified Updated Audit Report. According to the Updated Internal Control Report and the Issuer’s Instructions, the Issuer’s Internal Control System is sound and effectively implemented, which can reasonably ensure the operation efficiency, legal compliance and the reliability of financial reports of the Company. Ernst & Young issued the Updated Internal Control Report with unqualified conclusions, conforming to Article 11 of the Administrative Measures for Initial Registration.

3.The Issuer’s business is complete and can operate independently and continuously in the market.

(1)The Issuer’s assets are complete, and its business, personnel, finance and institutions are independent; there is no horizontal competition between the Issuer and the controlling shareholders and other enterprises controlled by them that have significant adverse impacts on the Issuer, as well as related party transactions that seriously affect independence or are obviously unfair, conforming to the provisions of Article 12 (1) of the Administrative Measures for Initial Registration.

(2)The main business, control, management team and core technical personnel of the Issuer are stable, without major adverse changes in the main business, directors, senior managers and core technical personnel in the last two years; as of the Issuance Date of the Supplementary Legal Opinion, the ownership of the shares of the Issuer held by the controlling shareholders and the shareholders controlled by the controlling shareholders is clear, without

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major ownership dispute that may lead to the possible change of control, conforming to the provisions of Article 12 (2) of the Administrative Measures for Initial Registration.

(3)The Issuer has no major ownership disputes over major assets, core technologies, trademarks, etc., or major debt repayment risks, major contingencies, such as guarantees, litigation and arbitration, and major changes in the business environment that have or will have a significant adverse impact on the sustainable operation, conforming to the provisions of Article 12 (3) of the Administrative Measures for Initial Registration.

4.The production and operation of the Issuer comply with the provisions of laws and administrative regulations and the national industrial policies

(1)According to the certification documents issued by relevant government departments, such as industry and commerce, taxation and environmental protection and the instructions of the Issuer, and verified by our lawyers, the production and operation of the Issuer conforms to the provisions of laws and administrative regulations, national industrial policies and the provisions of Paragraph 1 of Article 13 of the Administrative Measures for Initial Registration.

(2)According to the Enterprise Credit Information Publicity Report of Issuer, U.S. AXT Updated Legal Opinion, the explanation and commitment of the Issuer and its controlling shareholders, and through the inquiry by our lawyers on the National Enterprise Credit Information Publicity System, China Judgements Online, China Executive Information Disclosure Network, the People’s Court Announcement, 12309 China Procuratorial Network and the Website of China Securities Regulatory Commission (Website: http://www.csrc.gov.cn/, the same below), the Website of the Securities and Futures Market Dishonesty Record Inquiry Platform of China Securities Regulatory Commission (Website: http://neris.csrc.gov.cn/shixinchaxun/, the same below), CREDITCHINA Website (Website: https://www.creditchina.gov.cn/, the same below), in the last three years, the Issuer and its controlling shareholders have not committed any criminal crime of embezzlement, bribery, embezzlement of property, misappropriation of property or undermining the order of the socialist market economy, and there have been no fraudulent issuance, illegal major information disclosure or other crimes involving national security, public security, ecological security, production safety, major violations in the fields of public health and safety comply with the provisions of Paragraph 2 of Article 13 of the Administrative Measures for Initial

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Registration.

(3)According to the certificate of no criminal record issued by the relevant public security organ, the questionnaire signed by the directors, supervisors and senior managers of the Issuer, the notice of handling results of foreign service business of integrity archives issued by Beijing Securities Regulatory Bureau of China Securities Regulatory Commission, and through the inquiry of our lawyers on the Website of China Securities Regulatory Commission, China Judicial Document Website, China Executive Information Disclosure Website according to the inquiry on the websites of the Securities and Futures Market Dishonesty Record Inquiry Platform of the CSRC and the Website of credit China, the directors, supervisors and senior managers of the Issuer have not been subject to the administrative punishment of the CSRC in the past three years, or have been placed on file for investigation by the judicial organ for suspected crimes or have been placed on file for investigation by the CSRC for suspected violations of laws and regulations, and there is no clear conclusion, conforming to the provisions of Paragraph 3, Article 13 of the Administrative Measures for Initial Registration.

(IV)The Offering and Listing conforms to the relevant conditions in the Listing Rules of the Science and Innovation Board

1.The Offering and Listing conforms to the relevant provisions of the Securities Law, the Company Law and the Administrative Measures for Initial Registration, as well as the provisions of Paragraph 1 (1) of Article 2.1.1 of the Listing Rules of the Science and Innovation Board.

2.According to the Current Valid Business License, Articles of Association and Prospectus of the Issuer (Updated 2021 Annual Report), the total share capital of the Issuer before the IPO was RMB885,426,756, the Issuer plans to issue no more than 98.39 million shares to the public, and the total share capital after the IPO will be no less than RMB30 million, conforming to the provisions of Paragraph 1 (2) of Article 2.1.1 of the Listing Rules of Science and Innovation Board.

3.According to the Prospectus (updated Version of 2021 Annual Report) and the Resolution of the Second Extraordinary General Meeting of the Issuer in 2021, the number of shares publicly issued by the Issuer will reach more than 10% of the total number of shares of the Issuer after closing, conforming to the provisions of Paragraph 1 (3) of Article 2.1.1 of the

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Listing Rules of Science and Innovation Board.

4.According to the Analysis Report of Haitong Securities Co., Ltd. on the Estimated Market Value of Beijing Tongmei Xtal Technology Co., Ltd. issued by Haitong Securities and in combination with the external equity financing of the Issuer during the Reporting Period, the estimated market value for the Offering and Listing of the Issuer is not less than RMB3 billion; according to the Updated Audit Report, the operating income of the Issuer in the most recent year is not less than RMB300 million, conforming to the market value and financial index standards specified in Item (4) of Paragraph 1 of Article 2.1.2 and Item (4) of Paragraph 1 of Article 2.1.1 of the Listing Rules of Science and Innovation Board.

To sum up, we believe that the Offering and Listing of the Issuer this time conforms to the relevant provisions of the Securities Law, the Company Law, the Administrative Measures for Initial Registration and the Listing Rules of the Science and Innovation Board for initial public Offering and Listing on the Science and Innovation Board, and the Issuer still meets the substantive conditions for the Offering and Listing.

IV. Independence of the Issuer and Its Changes

According to the Updated Audit Report, the Updated Internal Control Report, Current Valid Business License, Articles of Association, Internal Governance Documents and Other Written Materials of the Issuer, as well as the lawyer's interview with the CFO of the Issuer, the Issuer's assets are independent and complete, and its business and personnel, the financial and institutional independence has not changed, and it has a complete business system and the ability to operate independently directly facing the market.

V. Changes in Sponsors and Shareholders

(I)Issuers and shareholders

According to the industrial and commercial archives and other materials of the Issuer, as well as the Current Valid Business License/registration certificate, Articles of Association/Partnership Agreement, industrial and commercial registration materials of the Issuer’s shareholders, and verified by our lawyers, the changes in the Issuer’s basic information of shareholders from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion are as follows:

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1.	AXT

According to the Register of Shareholders of AXT provided by the Issuer and the U.S. AXT’s Updated Legal Opinion, and through our lawyers’ inquiry of the information publicized on the Website of the CSRC, as of 31 December 2021, AXT had issued a total of 42,885,831 ordinary shares and 883,000 preferred shares.

As of December 31, 2021, the top five shareholders holding AXT common shares are as follows:

No.	Name of Shareholder	Number of shares (share)	Proportion in common shares (%)
1	Dimensional Fund Advisors, L.P.	3,007,836	7.01
2	BlackRock Institutional Trust Company, N.A.	2,482,352	5.79
3	Wellington Management Group LLP	2,098,281	4.89
4	The Vanguard Group, Inc.	1,959,470	4.57
5	Needham Investment Management LLC	1,547,850	3.61
Total		11,095,789	25.87

As of December 31, 2021, the top five shareholders holding AXT preferred shares are as follows:

No.	Name of Shareholder	Number of shares (share)	Proportion in preferred shares (%)
1	Opto-Tech Corp.	124,100	14.05
2	Robert Shih	99,524	11.27
3	Chiug-Hsin Wu	99,456	11.26
4	Steven Lin	78,806	8.92
5	James Lin	78,806	8.92
Total		480,692	54.42

2.	Boyu Yingchuang

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According to the Business License and Partnership Agreement of Boyu Yingchuang, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Boyu Yingchuang is a limited partnership established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Boyu Yingchuang in the Issuer is 0.0248%, and the basic information is as follows:

Name:	Boyu Yingchuang (Tianjin) Technology Development Partnership (limited partnership)
Main Business Premises:	Room 267-1, Building 3, Zhongguancun Science and Technology City Collaborative Development Center, the Intersection of Xihuan North Road and Tangtong Highway, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBD95
Executive Partner:	Wang Xin
Enterprise Type:	Limited partnership
Business Scope:

General items: technical services, technical development, technical consultation, technical Exchange, technology transfer and technology promotion; business management; and enterprise management consulting. (Except for the items to be approved according to law, the Company shall independently carry out business activities according to law with its Business License).

Term of Business	December 18, 2020 to long term

As of the issue date of the Supplementary Legal Opinion, the property share structure of Boyu Yingchuang is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
WANG Junyong	Limited partner	20	68.9655
Wang Xin	General partner	9	31.0345
Total	-	29.00	100.00

Boyu Yingchuang is the employee stock ownership platform of the Issuer, and the above partners are all employees of the Issuer.

3.	Boyu Hengye

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According to the Business License and Partnership Agreement of Boyu Hengye, and through the inquiry of our lawyer in the National Enterprise Credit Information Publicity System, Boyu Hengye is a limited partnership established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Boyu Hengye in the Issuer is 0.0719%, and the basic information is as follows:

Name:	Boyu Hengye (Tianjin) Technology Development Partnership (limited partnership)
Main Business Premises:	Room 267-2, Building 3, Zhongguancun Science and Technology City Collaborative Development Center, the Intersection of Xihuan North Road and Tangtong Highway, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBB2D
Executive Partner:	WANG Yanjie
Enterprise Type:	Limited partnership
Business Scope:

General items: technical services, technical development, technical consultation, technical Exchange, technology transfer and technology promotion; business management; and enterprise management consulting. (Except for the items to be approved according to law, the Company shall independently carry out business activities according to law with its Business License).

Term of Business	December 18, 2020 to long term

As of the issue date of the Supplementary Legal Opinion, the property share structure of Boyu Hengye is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
WANG Juan	Limited partner	9	10.7143
YANG Huanping	Limited partner	9	10.7143
WANG Junyong	Limited partner	9	10.7143
LIAN Lu	Limited partner	9	10.7143
WANG Chun	Limited partner	9	10.7143
XU Mengjian	Limited partner	9	10.7143
LIU Shuyue	Limited partner	6	7.1429

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Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
ZHANG Chunjing	Limited partner	3	3.5714
LIU Ying	Limited partner	3	3.5714
MAO Congjie	Limited partner	3	3.5714
WU Dan	Limited partner	3	3.5714
ZHANG Jiawei	Limited partner	3	3.5714
WANG Yanjie	General partner	9	10.7143
Total	-	84.00	100.00

Boyu Hengye is the employee stock ownership platform of the Issuer, and the above partners are all employees of the Issuer.

4.	Haitong New Energy

According to the Business License and Articles of Association of Haitong New Energy, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Haitong New Energy is a limited liability company established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Haitong New Energy in the Issuer is 0.5201%, and the basic information is as follows:

Name:	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.
Main Business Premises:	Room 812, No. 106 Qingnian Street, Shenhe District, Shenyang
Unified Social Credit Code:	91210103071526798U
Legal Representative:	CHENG Xiangting
Registered Capital:	RMB1 billion
Enterprise Type:	Limited Liability Company

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Business Scope:

Permitted business items: investment in unlisted enterprises, investment in non-public Offering of shares of listed companies and related consulting services. General business items: equity investment management, venture capital management, equity investment, debt investment related to equity investment, industrial investment, venture capital, participation in the establishment of equity investment enterprises, venture capital enterprises, and investment consulting. (Except for projects prohibited by laws and regulations and to be approved but not approved) (For projects that must be approved according to law, business activities can be carried out only with the approval of relevant departments.)

Term of Business	August 08, 2013 to August 07, 2043

As of the issuance date of the Supplementary Legal Opinion, the equity structure of Haitong New Energy is as follows:

Name of Shareholder	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)
Haitong Innovation Securities Investment Co., Ltd.	49,400	49.40
Liaoning Energy Investment (Group) Co., Ltd.	49,000	49.00
Liaoning Holding (Group) Co., Ltd.	1,100	1.10
Haitong Investment Co., Ltd.	500	0.50
Total	100,000.00	100.00

5.	Gongqingcheng Yihua

According to the Business License and Partnership Agreement of Gongqingcheng Yihua, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Gongqingcheng Yihua is a limited partnership established under the laws of China. As of the issuance date of the Supplementary Legal Opinion, Gongqingcheng Yihua has a shareholding of 0.1996% in the Issuer. The basic information is as follows:

Name:	Gongqingcheng Yihua Tongze Investment Partnership (Limited Partnership)
Main Business Premises:	Gongqing City Foundation Town, Jiujiang, Jiangxi province
Unified Social Credit Code:	91360405MA39RWYJ7Q
Executive Partner:	WANG Yonggang
Enterprise Type:	Limited Partnership

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Business Scope:

General items: project investment, industrial investment. (Without the approval of the financial regulatory authorities, it is not allowed to engage in such financial services as deposit absorption, financing guarantee, financing on behalf of customers, and raising funds (financing) from the public.) (Except for the permitted business, it can independently carry out activities not prohibited or restricted by laws and regulations.)

Term of Business	December 10, 2020 to December 9, 2070

As of the date hereof, the property share structure of Gongqingcheng Yihua is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
ZHOU Zhenhong	Limited partner	130.4386	14.6199
WANG Yanwei	Limited partner	270.9109	30.3644
WANG Yonggang	General partner	490.8505	55.0157
Total	-	892.20	100.00

There is no other change in the basic information of the Issuer's shareholders as of the issuance date of the Supplementary Legal Opinion, except for the above changes. The existing shareholders of the Issuer are qualified for shareholders and making capital contributions as stipulated in the Company Law and other relevant laws, regulations and normative documents.

(II)Controlling Shareholder and Actual Controller of the Issuer

1.	Controlling Shareholder of the Issuer

According to the Industrial and Commercial Registration File of the Issuer, the Articles of Association and the verification of our lawyers, as of the issuance date of the Supplementary Legal Opinion, AXT holds 757,153,721 shares of the Issuer, accounting for 85.5129% of the total share capital of the Issuer, and remains the controlling shareholder of the Issuer.

2.	Actual controller of the Issuer

According to the Register of Shareholders of AXT and the U.S. AXT’s Updated Legal Opinion provided by the Issuer and verified by our lawyers, the situation that the Issuer has no actual controller has not changed as of the issuance date of the Supplementary Legal Opinion.

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VI. Share Capital of the Issuer and its Evolution

(I) Changes in equity of the Issuer

According to the Industrial and Commercial Registration File, the Register of Shareholders and the Articles of Association provided by the Issuer, the equity structure of the Issuer has not changed from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion.

(II) Pledge of shares of the Issuer

According to the Industrial and Commercial Registration File and their explanations and commitments issued by the Issuer and the explanations and commitments issued by the shareholders of the Issuer, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, there is no case that the Issuer’s shareholders pledge the Issuer’s shares held by them as of the issuance date of the Supplementary Legal Opinion.

VII. Business of the Issuer

(I) Business scope and mode

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Current Valid Business License of the Issuer and its domestic holding subsidiaries, the supporting documents issued by the industry and commerce, taxation and other relevant government departments where the Issuer and its domestic holding subsidiaries are located, and the statements and commitments of the Issuer, through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System for inquiry, and through the verification of our lawyers on the Business Qualification and License, Asset Ownership Certificate and Major Business Contracts of the Issuer, the business scope and main business of the Issuer have not changed from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion.

In conclusion, we believe that the business scope and operation mode of the Issuer and its domestic holding subsidiaries comply with the provisions of relevant Chinese laws, regulations and normative documents.

(II) Overseas business

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According to the Issuer’s description and the Legal Opinion on the U.S. Tongmei issued by Burks Johansson LLP during the Reporting Period (hereinafter referred to as the “Updated Legal Opinion of the U.S. Tongmei”), as of the issuance date of the Supplementary Legal Opinion, the Issuer’s overseas holding subsidiary, the U.S. Tongmei, is a company legally established and effectively existing according to the law of its place of registration, the business operations comply with the provisions of the law of the place of registration.

(III) Main business of the Issuer

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Business License, Industrial And Commercial File, Major Business Contracts and the Issuer’s instructions and commitments that have been changed since the establishment of the Issuer and its predecessor Tongmei Xtal, the Issuer’s main businesses are indium phosphide substrate, gallium arsenide substrate, germanium substrate, R & D, production and sales of PBN materials and other high-purity materials as of the issuance date of the Supplementary Legal Opinion. The Issuer’s main business has not changed.

(IV) Main business qualification, certification or filing of the Issuer

After verification by our lawyers, as of the issuance date of the Supplementary Legal Opinion, the changes in business qualification, license, certification or filing obtained by the Issuer and its domestic subsidiaries are as follows:

1.Updated business qualifications and licenses

①Hazardous Chemicals Business License

Company Name	Certificate No.	Term of Validity	Scope of License	Issuing Authority
Beijing Tongmei	JTWHJZi [2022] 000011	March 17, 2022 to March 16, 2025	Gallium Arsenide	Beijing Tongzhou Emergency Management Bureau

②Pollutant Discharge Permit/Pollutant Discharge Registration Receipt of Fixed Pollution Source

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Company Name	Certificate Name	Certificate No.	Term of Validity	Issuing Authority
Baoding Tongmei	Pollutant Discharge Permit	91130600MA08UNK83T001U	August 16, 2021 to August 15, 2026	Baoding Administrative Review and Approval Bureau
Chaoyang Xinmei	Acknowledgment on Pollutant Discharge Registration of Fixed Pollution Sources	91211324MA10W1F79B001X	March 16, 2022 to March 15, 2027	National Information Platform for Pollutant Discharge Permit Management of the Ministry of Ecology and Environment

③Management System Certificate

Company Name	Certification Project	Certificate No.	Scope of Business	Issuing Authority	Term of Validity
Beijing Tongmei	Enterprise Intellectual Property Management System Certification	18120IP1535R0M	R & D, production and sales of gallium arsenide, indium phosphide and germanium crystal rods and wafers, and intellectual property management related to the procurement of the above processes	Zhonggui (Beijing) Certification Co., Ltd.	December 13, 2021 to December 27, 2023
Chaoyang Tongmei	Quality management system certification (ISO9000)	CN21/11296	Design and production of GaAs crystal rod and production of germanium crystal rod	SGS	December 07, 2021 to December 06, 2024

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Company Name	Certification Project	Certificate No.	Scope of Business	Issuing Authority	Term of Validity
Chaoyang Jinmei	Quality management system certification (ISO9000)	01121Q30262R0M

Design, development, production and service of gallium and its compound products; product design, development, production and service of indium and its compounds; production and service of boron oxide products

				CESI Certification Co., Ltd.	December 15, 2021 to December 14, 2024

2.Cancelled business qualification and license

Company Name	Certificate No.	Term of Validity	Scope of License	Issuing Authority
Nanjing Jinmei	S (N) WHJ Zi (J) 00303	July 4, 2019 to July 3, 2022	Operation of Hazardous Chemicals	Nanjing Jiangning Emergency Management Bureau

As of the issuance date of the Supplementary Legal Opinion, the Issuer and its domestic subsidiaries have obtained the business qualifications and licenses required to carry out the main business. Other business qualifications and licenses of the Issuer and its domestic subsidiaries have not changed except for the above-mentioned changes.

(V) The main business of the Issuer is outstanding

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report and the statements and commitments of the Issuer, the main business income of the Issuer in 2019, 2020 and 2021 is RMB462.2079 million, RMB583.0872 million and RMB854.0444 million respectively, accounting for 99.99%, 99.99% and 99.61% of the Issuer’s operating income in the same period respectively. The operating income of the Issuer during the Reporting Period mainly comes from its main business income, and the Issuer’s main business is outstanding.

(VI) The sustainable operation ability of the Issuer

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According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Current Valid Business License of the Issuer and its domestic holding subsidiaries and the statements and commitments of the Issuer, and verified by our lawyers, as of the issuance date of this supplementary opinion, the Issuer has existed according to the law, and the main financial indicators of the Issuer are good without failure to pay due debts and legal obstacle affecting its sustainable operation.

VIII. Related Party Transactions and Horizontal Competition and Their Changes

(I)Related party

According to the Company Law, the Accounting Standards for Business Enterprises No. 36- Disclosure of Related Parties, the Listing Rules of the Science and Innovation Board and other laws and regulations, the Updated Audit Report and the Issuer’s description, and verified by our lawyers, the Issuer’s main related parties include:

1.Controlling Shareholder and Actual Controller

As of the issuance date of the Supplementary Legal Opinion, the controlling shareholder of the Issuer is AXT, and the Issuer has no actual controller.

2.Natural persons, legal representatives or other organizations that directly or indirectly hold more than 5% of the shares of the Issuer

As of the issuance date of the Supplementary Legal Opinion, natural persons, legal representatives or other organizations directly holding more than 5% of the shares of the Issuer include AXT and Beijing Bomeilian. Furthermore, as of December 31, 2021, dimensional Fund Advisors LP and BlackRock Inc. indirectly held more than 5% of the shares of the Issuer through AXT.

Zhongke Hengye holds 33.33% shares of Beijing Bomeilian. Meanwhile, He Junfang is the representative appointed by the shareholder holding 66.67% equity of Beijing Bomeilian, the limited partner and executive partner of Zhongke Hengye. Both Beijing Bomeilian and Zhongke Hengye are enterprises controlled by He Junfang, holding 5.2036% and 0.0977% shares of the Issuer respectively.

3.Holding subsidiaries and joint-stock companies of the Issuer

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As of the issuance date of the Supplementary Legal Opinion, the Issuer has 9 holding subsidiaries, including Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei, Beijing Boyu, Tianjin Boyu, Chaoyang Boyu, Chaoyang Xinmei and U.S. Tongmei, and 2 joint-stock companies including Xing’an Gallium Industry and Ma’anshan Gallium Industry.

4.Legal representative or other organizations directly holding more than 5% of the shares of the Issuer, legal representatives or other organizations directly or indirectly controlled

As of the issuance date of the Supplementary Legal Opinion, the shareholders directly holding more than 5% of the shares of the Issuer are AXT and Beijing Bomeilian.

According to the U.S. AXT Updated Legal Opinion and the instructions of the Issuer, AXT holds 100% equity of Chaoyang Limei and Tandie Technologies, LLC and 90% equity of Ma’anshan Gallium Industry.

5.Directors, supervisors and senior managers of the Issuer and their close family members

For details of the current directors, supervisors and senior managers of the Issuer, see “XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes” in the Supplementary Legal Opinion. These personnel and their close family members are related parties of the Issuer.

6.Directors, supervisors, senior managers or other major leaders of legal representatives or other organizations that directly or indirectly control the Issuer

The controlling shareholder of the Issuer is AXT. According to the U.S. AXT Updated Legal Opinion, the public disclosure documents of AXT and the instructions of the Issuer, as of the Issuance Date of the Supplementary Legal Opinion, directors of AXT are MORRIS SHEN-SHIH YOUNG, David C. Chang, Jesse Chen, Christine Russell; MORRIS SHEN-SHIH YOUNG is the CEO of AXT, and Gary L. Fisher is the CFO and Secretary of AXT.

7.The directors, supervisors, senior managers of the Issuer and their close family members, the legal representatives that directly or indirectly control the Issuer, or the directors, supervisors, senior managers or other major leaders of other organizations, who directly or indirectly control or have important influence, or the above-mentioned persons (except

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independent directors) serve as directors’ legal representatives or other organizations other than the Issuer and its subsidiaries of senior managers

(1)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have significant influence by the directors, supervisors and senior managers of the Issuer, or the above-mentioned persons (except independent directors) serve as directors and senior managers

According to the Questionnaire signed by the directors, supervisors and senior managers of the Issuer and inquired by our Attorney on the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, the legal representatives or other organizations directly or indirectly controlled by the directors, supervisors and senior managers of the Issuer or having important influence are mainly as follows:

Company Name	Investment situations
Beijing Liaoyan	Director Wang Yuxin is the Executive Partner and holds 18.4783% of the partnership share
Nanjing Jinchao Business Management Co., Ltd.	Director Guo Tao holds 50% equity
Beijing Chuang’an Microchip and Co., Ltd.	Zhao Lun, an independent director, holds 100% equity
Hefei Jixin Business Management Partnership	Zhao Lun, an independent director, is the executive partner and holds 50% of the partnership share
Beijing Chengdexin Certified Public Accountants (General Partnership)	Pang Fengzheng, an independent director, is the executive partner, holding 65% of the partnership share
Beijing Xinda Jiayuan Tax Accountant Agent Co., Ltd.	Pang Fengzheng, an independent director, holds 93% equity

The situation of legal representatives or other organizations other than the Issuer and its subsidiaries in which the directors, supervisors and senior managers of the Issuer serve as directors and senior managers. For details, please refer to “(I) the employment and part-time work of the current directors, supervisors and senior managers of the Issuer” in “XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes”.

(2)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have important influence by the close family

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members of the directors, supervisors and senior managers of the Issuer, or the above-mentioned persons (except independent directors) serve as directors and senior managers

Name	Relationship	Controlling or serving entity	Control or position
Zhou Hongyu	Spouse of director Wang Yuxin	Beijing Zhiheng Anye Technology Co., Ltd.	Manager, Executive Director, holding 100% equity
Song Guizhou	Younger brother of the spouse of independent director Liu Yanfeng	Cangzhou Hancheng Electronic Equipment Co., Ltd.	Manager, Executive Director, holding 80% equity

(3)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have significant influence by AXT’s directors, supervisors, senior managers or other main leaders, or the above-mentioned persons (except independent directors) serve as directors and senior managers

Name	AXT positions	Controlling or serving entity	Control or position
Gary L. Fischer	CFO and Secretary	Dongfang Hi-purity	Director
		Maanshan Gallium	Director
		Tandie Technologies, LLC	CFO and Secretary
Christine Russell	Director	QuickLogic Corporation	Director
		eGain Communications Corporation	Director
David C. Chang	Director	Global Maximum Educational Opportunities, Inc.	Chairman and CEO
		American Councils for International Education	Director
		Committee of 100	Director, Secretary
Jesse Chen	Director	Silicon Valley Taiwan Angels	Founding Chairman
		NCKU North America Alumni Foundation	Director and Chairman
		NCKU Global Academia-Industry Alliance	Chairman

8.Other related parties

Except for the above-mentioned related parties, other related parties of the Issuer also include natural persons, legal representatives or other organizations that have been associated

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with the Issuer during the Reporting Period, as well as other special relationships with the Issuer identified according to the principle of substance over form, which may lead to the preference of the interests of the Issuer, or within 12 months before the date of transaction, or within 12 months after the relevant transaction agreement takes effect or the arrangement is implemented, it shall be regarded as the related party of the Issuer.

During the Reporting Period, main other related parties of the Issuer are as follows:

No.	Name of related party	Related relationship
1	WEI GUO LIU	Once served as the director of the Company
2	DAVIS SHANXIANG ZHANG	Once served as the director of the Company
3	He Jianwu	Once served as the supervisor of the Company
4	Ulrich Goetz	He was a minority shareholder of Beijing Boyu
5	Beijing Zhiheng Xingda Technology Co., Ltd.	Director Wang Yuxin once served as Executive Director and General Manager, holding 50% equity; the Company was cancelled on August 23, 2021
6	Liaoning Zhonglan Opto-electronics Technology Co., Ltd.	Director Wang Huan once served as a director
7	Ningbo Ronbay Lithium Battery Material Co., Ltd.	Director Wang Huan once served as a director
8	Chaoyang Xinshuo Business Co., Ltd.	Minority shareholders of Chaoyang Xinmei
9	Donghai Juqing Trading Co., Ltd.	A wholly-owned subsidiary of Li Bo, the controlling shareholder of Dongfang Hi-purity
10	Shanxi Zhaofeng Gallium Co., Ltd.	Director MORRIS SHEN-SHIH YOUNG worked as the director before
11	Leonard J. LeBlanc	Former AXT director

(II)Related party transactions

According to the Updated Audit Report, the related party transaction related agreements, financial vouchers, internal decision-making procedure documents performed by the Issuer on

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such related party transactions and other relevant materials provided by the Issuer, as well as the instructions of the Issuer, and verified by our Attorney, the main related party transactions between the Issuer and related parties during the Reporting Period are detailed in Part IX of the Attorney’s Work Report.

After verification by our Attorney, the Issuer held the Second Extraordinary General Meeting of Shareholders in 2021 on December 15, 2021, deliberated and approved the proposal on confirming the related party transactions of the Company from January 1, 2018 to June 30, 2021, and confirmed the related party transactions of the Issuer between January 1, 2018 and June 30, 2021; the Issuer held the 11th Meeting of the First Board of Directors on March 15, 2022, deliberated and approved the proposal on confirming the connected transactions of the Company in 2021, and confirmed the connected transactions of the Issuer in 2021.

(III)Horizontal competition

As of the Issuance Date of the Supplementary Legal Opinion, the controlling shareholder of the Issuer is AXT, holding 757,153,721 shares of the Issuer, accounting for 85.5129% of the total share capital of the Issuer; the Issuer has no actual controller.

According to the Statement & Confirmation Letter issued by AXT, the controlling shareholder of the Issuer, our Attorney interviewed AXT's Chairman and inquired on the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, except for the Issuer and its holding subsidiaries, the foreign investment enterprises of AXT include Chaoyang Limei, Tandie Technologies, LLC, Ma’anshan Gallium Industry, Beijing Jiya, Tongli Germanium, Jiamei Hi-purity and Dongfang Hi-purity, among which Chaoyang Limei, Tandie Technologies, LLC and Maanshan Gallium Industry are enterprises controlled by AXT without substantive business operation at present. As of the Issuance Date of the Supplementary Legal Opinion, there is no horizontal competition between the Issuer, controlled by controlling shareholder and other enterprises.

(IV)Disclosure of related party transactions and horizontal competition

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by the Issuer

After verification by our Attorney, as of the Issuance Date of the Supplementary Legal Opinion, connected transactions and measures of the Issuer to avoid horizontal competition have been fully disclosed in the Prospectus (2021 Updated Annual Report), without major omission or concealment.

IX. Main Properties of the Issuer and Their Changes

(I)Self-owned real estate and land use right

According to the List of Buildings, Property Right Certificate, Real Estate Registration Query Results, Updated Audit Report and American Tongmei Updated Legal Opinion provided by the Issuer and verified by our Attorney, the Issuer and its holding subsidiaries added a total of 1 land use right that has obtained the ownership certificate from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the total area of use right is 66,926 m2. For details of such new land use rights that have obtained ownership certificates, see “Annex I: the Issuer and its holding subsidiaries add land use rights that have obtained ownership certificates” in the Supplementary Legal Opinion.

Some supporting buildings of Baoding Tongmei single crystal wafer and related semiconductor material production project (Phase I and Part I) have completed the completion acceptance procedures, and the real estate property right certificate is handled at present. These buildings specifically include chemical warehouse, waste solvent warehouse, solid waste warehouse/ hazardous waste warehouse, water treatment and heating station, with a total construction area of 3,766.03 m2. According to the Construction Project Planning Permit, Construction Project Construction Permit and other relevant construction procedure documents provided by Baoding Tongmei and the Filing Certificate of Completion Acceptance of Construction Projects in Hebei Province issued by Dingxing County Administrative Review and Approval Bureau, and confirmed by the interview of our Attorney with the relevant leaders,

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it is expected that there is no substantive obstacle for these buildings to apply for the Real Estate Ownership Certificate.

The auxiliary buildings of 300 Tons High-Purity Semiconductor Preliminary Material Production Project of Chaoyang Jinmei are under the completion acceptance procedures, and the Real Estate Property Right Certificate will be handled after the acceptance is completed according to law. These buildings are mainly used for office, with a total construction area of 1,826.19 m2. According to the construction permit and other relevant construction procedure documents provided by Chaoyang Jinmei, and confirmed by the interview of our Attorney with the relevant leaders, it is expected that there is no substantive obstacle for these buildings to apply for the Real Estate Ownership Certificate.

(II)Leased property and land use right

According to the Legal Opinion of American Tongmei and the instructions of the Issuer, there was no change in the lease of main real estate from the Issuer and its holding subsidiaries to a third party from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(III)Construction in progress

According to the Updated Audit Report, materials and instructions provided by the Issuer, as of December 31, 2021, the Issuer's projects under construction include Inp Crystal Growth and Wafer Processing and Production Expansion Project, Germanium Crystal Growth and Wafer Processing and Production Expansion Project, Gallium Arsenide Crystal Synthesis and Growth and Wafer Processing and Expansion Project, Monocrystalline Wafer and Related Semiconductor Material Production Project, PBN Product Project I, PBN Product Project II, Gallium Arsenide Crystal Semiconductor Material Production Project, Indium Phosphide Single Crystal Chip Production Project, High-Purity Semiconductor Preliminary Material Production Project, High-Purity Arsenic Project and others. The total book balance is RMB225,461,715.01.

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As of December 31, 2021, the book balance of Chaoyang Xinmei High-purity Arsenic Project under construction was RMB54,288,877.91. As of the Issuance Date of the Supplementary Legal Opinion, the project has obtained the Construction Land Planning License, the Construction Project Planning License, and the Real Estate Property Right Certificate (the content of the certificate is the use right of state-owned construction land) and the Construction Project Construction License, with the House Property Right Certificate and other procedures to be handled after completion and acceptance of the project. The Management Committee of Chaoyang Kazuo Economic Development Zone issued the Compliance Certificate on February 11, 2022, confirming that Chaoyang Xinmei expects that there are no substantive obstacles in the handling of the House Property Right Certificate, and the unit will not punish Chaoyang Xinmei and its related personnel; Chaoyang Xinmei has no violations of laws and regulations as of July 1, 2021 to the Issuance Date of this certificate.

(IV)Intellectual Property Right

1.	Registered trademark

According to the Trademark Registration Certificate provided by the Issuer and the trademark file issued by the State Intellectual Property Office, and through the inquiry of our Attorney on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbcx/), the Issuer and its holding subsidiaries acquired 17 new registered trademarks in China from October 1, 2021 to February 28, 2022. For details, see “Annex II: new registered trademarks of the Issuer and its holding subsidiaries” in the Supplementary Legal Opinion.

After verification, we believe that the Issuer and its holding subsidiaries legally own the above-mentioned new registered trademarks in China, without restrictions on the rights of pledge, judicial seizure and other registered trademarks.

2.	Patent

According to the Patent Certificate provided by the Issuer and the certificate issued by the State Intellectual Property Office, and through the inquiry of our Attorney on the China and

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Global Patent Examination Information Inquiry (Website: http://cpquery.sipo.gov.cn/), the Issuer and its holding subsidiaries added 37 patents granted with patent rights in China, and one patent has expired during the period from October 1, 2021 to February 28, 2022. For the details of these new patents, see “Annex III: new patents of the Issuer and its holding subsidiaries” of the Supplementary Legal Opinion. The details of expired patents are as follows:

Patentee	Patent Name	Patent Type	Patent Number	Date of patent application	Date of Authorization proclamation
Issuer	一种真空吸附陶瓷移动盘抛光机	Utility model	2012200402487	February 8, 2012	October 3, 2012

According to the Updated Legal Opinion of Tongmei and the Patent Verification Opinion issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, the patents owned by the Issuer and its holding subsidiaries outside China have not changed from October 1, 2021 to February 28, 2022.

After verification, we believe that as of February 28, 2022, the Issuer and its holding subsidiaries legally own the above newly granted patents in China, and the newly granted patents in China are not subject to pledge, judicial seizure and other rights restrictions.

3.	Computer software copyright

According to the Computer Software Copyright Certificate provided by the Issuer and the general query results of computer software registration issued by the Software Copyright Department of China Copyright Protection Center, and through the inquiry of our Attorney on the China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html), the copyright of computer software owned by the Issuer and its holding subsidiaries has not changed from October 1, 2021 to February 28, 2022.

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4.	Domain name

According to the domain name certificate provided by the Issuer and registered in the Domain Name Information Filing Management System of the Ministry of Industry and Information Technology (Website: http://www.beian.miit.gov.cn) according to the inquiry, the domain names owned by the Issuer and its holding subsidiaries remained unchanged from October 1, 2021 to February 28, 2022.

(V)Main production and operation equipment

According to the Updated Audit Report and the list of fixed assets provided by the Issuer, as of December 31, 2021, main production and operation equipment of the Issuer includes machinery and equipment, tools and instruments, means of transport and office equipment. The book value of machinery and equipment is RMB125.8119 million, the book value of tools and instruments is RMB16.5558 million, and the book value of transport means is RMB1.6846 million, the book value of office equipment is RMB1.4973 million.

According to the instructions of the Issuer and confirmation, and after our Attorney spot checked the purchase certificates of the main production and operation equipment of the Issuer and its domestic holding subsidiaries, and checked some operation equipment on the spot, we believe that the Issuer and its domestic holding subsidiaries have the main equipment required for production and operation according to law.

(VI)Subsidiaries, branches and joint-stock companies of the Issuer

1.	Subsidiary

The changes in the basic information of the subsidiaries of the Issuer from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion are as follows:

(1)Chaoyang Xinmei

①Basic information

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According to the Business License and Articles of Association of Chaoyang Xinmei, and through the inquiry of our Attorney in the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, the basic information of Chaoyang Xinmei is as follows:

Name:	Chaoyang Xinmei High Purity Semiconductor Material Co., Ltd.
Unified Social Credit Code:	91211324MA10W1F79B
Legal Representative:	MORRIS SHEN-SHIH YOUNG
Domicile:	Kazuo Economic Development Zone, Chaoyang City, Liaoning Province
Registered Capital:	RMB 50,769,200
Type of Company:	Limited Liability Company (Invested or held by a natural person)
Business Scope:

General items: manufacturing of non-metallic mineral products, import and export of goods, import and export of Technology (except for items subject to approval according to law, carry out business activities independently according to law with Business License)

Date of establishment:	February 1, 2021
Term of operation:	February 1, 2021 to January 31, 2071
Equity structure:	No.	Name of Shareholder	Shareholding Percentage (%)
	1	Issuer	58.50
	2	Chaoyang Xinshuo Business Co., Ltd.	39.00
	3	Donghai Huafei Enterprise Management Consulting Co., Ltd.	2.50
	Total		100.00

② Changes

On December 26, 2021, Chaoyang Xinmei held a Shareholders’ Meeting and decided to increase the registered capital from RMB20 million to RMB50.7692 million, of which the Issuer subscribed RMB18 million in cash and Chaoyang Xinshuo Business Co., Ltd. subscribed RMB12 million in cash, Donghai Huafei Enterprise Management Consulting Co., Ltd. subscribed RMB769,200 in cash; the New Articles of Association were approved.

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On December 28, 2021, the Issuer, Chaoyang Xinshuo Business Co., Ltd. and Donghai Huafei Enterprise Management Consulting Co., Ltd. signed the Capital Increase Agreement and the Articles of Association of Chaoyang Xinmei High Purity Semiconductor Material Co., Ltd.

On January 7, 2022, Chaoyang Xinmei obtained the Business License renewed by the Market Supervision and Administration Bureau of Karaqin Left Wing Mongolian Autonomous County.

After this change, the equity structure of Chaoyang Xinmei is as follows:

No.	Name of Shareholder	Subscribed capital contribution (RMB0’000)	Shareholding Percentage (%)
1	Issuer	2,970.00	58.50
2	Chaoyang Xinshuo Business Co., Ltd.	1,980.00	39.00
3	Donghai Huafei Enterprise Management Consulting Co., Ltd.	126.92	2.50
Total		5,076.92	100.00

Except for the above circumstances, the basic information of the subsidiaries of the Issuer has not changed from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

2.	Subsidiary

From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the basic information of the Issuer and its subsidiaries has not changed.

3.	Joint stock company

(1)Maanshan Gallium

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On February 24, 2022, Ma’anshan Gallium held a board meeting, which resolved to de-register Maanshan Gallium and set up a liquidation group to liquidate the creditor’s rights and debts of Maanshan Gallium.

On March 10, 2022, Ma’anshan Taxation Bureau of the State Taxation Administration issued the Tax Clearance Certificate (MSESQQ [2022] No. 6655), confirming that all tax matters of Maanshan Gallium have been settled.

As of the Issuance Date of the Supplementary Legal Opinion, the cancellation of Ma’anshan Gallium Industry is in progress.

Except for the above circumstances, the basic situation of the holding companies of the Issuer have not changed from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(VII)Restrictions on the ownership or use of major property

According to the Real Estate Ownership Certificate, real estate register, mortgage agreement and the instructions and commitments of the Issuer provided by the Issuer, and verified by our Attorney, there was no significant change in the restriction of rights of the main property owned by the Issuer and its holding subsidiaries from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

X. Significant Changes in the Debt of the Issuer

(I)Changes in major contracts

According to the contracts or order documents provided by the Issuer, for the major contracts performed and under performance by the Issuer and its holding subsidiaries, see Annex XI to the Attorney’s Work Report.

According to the instructions of the Issuer and commitments, the Legal Opinions issued by overseas Attorney, and our Attorney checked relevant contracts, conducting interviews or

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letters with the Issuer's main customers and suppliers on whether they have an association relationship with the Issuer, the performance of agreements between them and the Issuer, and interviewing the Issuer’s senior managers, the contents and forms of the above major Contracts do not violate the prohibitive provisions of laws and administrative regulations; among the major Contracts being performed by the Issuer, there are still some Contracts signed by Tongmei Xtal and the Issuer is established by the overall change of Tongmei Xtal and is the successor of the rights and obligations of Tongmei Xtal therefore, as the subject of the above major Contracts, there are no substantive legal obstacles to the performance of such contracts.

(II)Debt of major infringement

According to the certificates issued by the relevant competent departments of industry and commerce, taxation, social insurance and housing provident fund of the Issuer and its domestic holding subsidiaries, as well as the instructions and commitments of the Issuer, and through the inquiry of our Attorney on the official websites of the relevant competent departments of the Issuer and its domestic holding subsidiaries, China Judgement Online, China Execution Information Disclosure Website, the inquiry of CREDITCHINA and other websites and the interview with the relevant leaders of the Issuer confirmed that the Issuer and its domestic holding subsidiaries had no major infringement debts due to intellectual property rights, product quality, labor safety, personal rights and other reasons during the Reporting Period.

(III)Significant creditor’s rights and debt relationship and guarantee between the Issuer and related parties

According to the Updated Audit Report and the instructions of the Issuer and commitments, there is no other major creditor's right and debt relationship between the Issuer and its related parties or other mutual guarantee between the Issuer and its related parties during the period from July 1, 2021 to December 31, 2021, except as disclosed in the Supplementary Legal Opinion.

(IV)Legality of other receivables and other payables with large amount

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of Issuer

According to the Updated Audit Report and the instructions of the Issuer, as of December 31, 2021, according to the data of the consolidated financial statements, the Issuer's other receivables were RMB1.2414 million and other payables were RMB180.7546 million.

According to the details, descriptions and commitments of other receivables and other payables provided by the Issuer and verified by our Attorney, except for the capital transactions of related parties disclosed in the Supplementary Legal Opinion, other receivables and other payables with large amount of the Issuer occur due to normal business activities, which are legal and effective.

XI. Significant Asset Changes and Mergers and Acquisitions of the Issuer

According to the explanation of the Issuer and the verification of our Attorney, the Issuer has no major asset acquisition or sale from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, and there are no plans or arrangements for the proposed major asset replacement, asset stripping, major asset sale or acquisition.

XII. Amendment to the Articles of Association of the Issuer

According to the Articles of Association, Industrial and Commercial File, Meeting Documents and other materials provided by the Issuer and the instructions of the Issuer, and through the inquiry of our Attorney on the National Enterprise Credit Information Publicity System for inquiry, the Articles of Association of the Issuer have not been modified from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

XIII. Rules of Procedure and Regulated Operation of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer

According to the confirmation of the Issuer and the verification of the Meeting Documents of the Issuer by our Attorney, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion:

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(I) The organizational structure of the Issuer has not changed;

(II) The contents of the rules of procedure of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer have not changed;

(III) The Issuer does not hold the General Meeting of Shareholders, but held 4 Meetings of the Board of Directors and 3 Meetings of the Board of Supervisors. The main information is as follows:

1.Board of Directors

According to the relevant documents of the Board of Directors provided by the Issuer, the Board of Directors of the Issuer held 4 meetings from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion. The details are as follows:

No.	Conference Name	Meeting Time
1	The 9th Meeting of the First Board of Directors	December 31, 2021
2	The 10th Meeting of the First Board of Directors	February 28, 2022
3	The 11th Meeting of the First Board of Directors	March 15, 2022
4	The 12th Meeting of the First Board of Directors	March 24, 2022

2.Board of Supervisors

The Board of Supervisors of the Issuer held 3 Meetings from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion according to the relevant documents of the Board of Supervisors provided by the Issuer. The details are as follows:

No.	Conference Name	Meeting Time
1	The 10th Meeting of the First Board of Supervisors	December 31, 2021
2	The 11th Meeting of the First Board of Supervisors	March 15, 2022

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3	The 12th Meeting of the First Board of Supervisors	March 24, 2022

According to the documents and materials provided by the Issuer, such as the convening notice, meeting proposal, meeting resolution and meeting minutes of the above-mentioned Board of Directors and Board of Supervisors, we believe that the convening, resolution content and signing of the above-mentioned Board of Directors and Board of Supervisors of the Issuer are legal, compliant, true and effective.

XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes

(I)The current directors, supervisors and senior managers of the Issuer’s tenure and part-time jobs

As of the Issuance Date of the Supplementary Legal Opinion, the Board of Directors of the Issuer is composed of 9 directors, including 3 independent directors; the Board of Supervisors of the Issuer consists of 3 supervisors, including one employee representative supervisor; there are five senior managers of the Issuer, including Liu Wensen as the General Manager, Wang Yuxin and Guo Tao as the Deputy General Managers, Hao Ze as the Deputy General Manager and CFO, and Song Jing as the Deputy General Manager and Secretary of the Board of Directors. According to the Questionnaire signed by the above personnel, the positions and other main part-time jobs of the above personnel in the Issuer are as follows:

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part- time units and Issuer
1	MORRIS SHEN-SHIH YOUNG	Chairman	AXT	Chairman and CEO	Controlling shareholders
			Tandie Technologies, LLC	CEO	Controlling shareholder holding subsidiary
			Dongfang Hi-purity	Director	The company where the Director MORRIS SHEN-SHIH YOUNG works as the director
			Xing’an Gallium	Director	Joint stock company
			Maanshan Gallium	Director, General Manager	holding companies, controlling shareholders and subsidiaries
			Chaoyang Limei	Managers and Executive Directors	Controlling shareholder holding subsidiary
			Beijing Jiya	Vice Chairman	shareholding companies of controlling shareholders
			Tongli Germanium	Director	shareholding companies of controlling shareholders
		Shaanxi Huadian Resin Co., Ltd.[2]		Director	The company where the Director MORRIS SHEN-SHIH YOUNG works as the director

[2]	MORRIS SHEN-SHIH YOUNG has resigned as a director of the Company and is currently handling the formalities for the change of director.

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part- time units and Issuer
2	Liu Wensen	Director, General Manager	-	-	-
3	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	Beijing Jiya	Director	shareholding companies of controlling shareholders
			Maanshan Gallium	Supervisor	holding companies, controlling shareholders and subsidiaries
4	WANG Yuxin	Director, Deputy General Manager	Beijing Liaoyan	Executive partner	Shareholders of Issuer
5	GUO Tao	Director, Deputy General Manager	Xing’an Gallium	Supervisor	Joint Stock Company
			Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	Supervisor	Xing'an Gallium Industry holding 30% of the Company
			Jiamei Hi-purity	Supervisor	shareholding companies of controlling shareholders
			Jinchao Business Management Co., Ltd.	General Manager and Executive Director	Director Guo Tao is also the Executive Director of the Company

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part- time units and Issuer
6	Wang Huan	Director	SICC	Director	Director Wang Huan is also a director of the Company
			Haitong New Energy Private Equity Investment Management Co., Ltd.	Director, Deputy General Manager	Director Wang Huan is also a director of the Company
			Brite Semiconductor (Shanghai) Co., Ltd.	Director	Director Wang Huan is also a director of the Company
			Liaoning Zhonglan Electronic Technology Co., Ltd.	Director	Director Wang Huan is also a director of the Company
			Suteng Innovation Technology Co., Ltd.	Director	Director Wang Huan is also a director of the Company
7	Zhao Lun	independent director	Beijing Chuangan Microchip and Co., Ltd.	Manager and Executive Director	-
			Hefei Jixin Business Management Partnership	Executive partner	-
			Hefei Jixin Shuochi Enterprise Management Co., Ltd.	Supervisor	-
			Ruili Integrated Circuit Co., Ltd.	General Manager
			ChangXin Memory Technologies, Inc.	Director, General Manager	-
			Beijing Jiuxin Technology Co., Ltd.	Manager and Executive Director	-

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part- time units and Issuer
			Anhui Qihang Xinrui Private Equity Fund Management Co., Ltd.	Executive Director and General Manager	-
			Changxin Xinju Equity Investment (Anhui) Co., Ltd.	Executive Director and General Manager	-
			Changxin Jidian (Beijing) Memory Technologies Co., Ltd.	Chairman
			ChangXin Xinqiao Memory Technologies, Inc.	Director, General Manager	-
			ChangXin Memory Technologies (Xi’an), Inc.	Director, General Manager
			ChangXin Memory Technologies (Shanghai), Inc.	Director, General Manager	-
8	Pang Fengzheng	independent director	Beijing Chengdexin Certified Public Accountants (General Partnership)	Executive partner	-
			Beijing Xinda Jiayuan Tax Accountant Agent Co., Ltd.	Managers and Executive Directors	-
9	Liu Yanfeng	independent director	Zhongzhi Capital Management Co., Ltd.	General Manager of Financial Management Center	-
10	Song Jing	Deputy General Manager and Secretary of the Board of Directors	-	-	-
11	Tian Guichun	Board of Supervisors Chairman	-	-	-
12	Chang Xiuxia	Supervisor	-	-	-
13	Liu Zhiyang	Supervisor	-	-	-

China registered residence is based on the Personal Credit Report of the Issuer, supervisor and senior management, the No Crime Certificate issued by the Public Security Department of

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China permanent residence or the place where China residence is registered, and the Questionnaire signed. According to the search and query of CREDITCHINA and other Websites, the directors, supervisors and senior managers of the Issuer are not prohibited from holding their posts as stipulated in Article 146 of the Company Law, are determined as prohibited from entering the securities market by the CSRC as stipulated in Article 221 of the Securities Law, or are directors and senior managers concurrently serving as supervisors.

In conclusion, we believe that the appointment of directors, supervisors and senior managers of the Issuer conforms to the provisions of relevant laws, regulations, normative documents and the Articles of Association.

(II)Changes in directors, supervisors and senior managers of the Issuer

According to the documents of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors provided by the Issuer, and through the inquiry of our Attorney in the National Enterprise Credit Information Publicity System, there was no change in the directors, supervisors and senior managers of the Issuer from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(III)Changes in the core technical personnel of the Issuer

From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the core technical personnel of the Issuer have not changed.

XV. Tax of the Issuer and its Changes

(I)Main taxes and tax rates of the Issuer and its domestic holding subsidiaries

According to the Updated Audit Report and the instructions of the Issuer and commitments, the main taxes and tax rates applicable to the Issuer and its domestic holding subsidiaries during the Reporting Period are as follows:

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Tax Category	Tax Basis	Tax Rate
Value Added Tax

The output tax is calculated according to the taxable income, and the value-added tax is calculated and paid according to the difference after deducting the input tax allowed to be deducted in the current period

16%, 13% and 6%
Urban Maintenance and Construction Tax	The actually paid turnover tax	7% and 5%
EnterpriseIncome Tax	Calculated and paid according to taxable income	15%, 25% and 20%

According to the Updated Audit Report, the supporting documents issued by relevant competent tax authorities and the instructions and commitments of the Issuer, and verified by our Attorney, the taxes and tax rates applicable to the Issuer and its domestic holding subsidiaries during the Reporting Period comply with the requirements of current laws, regulations and normative documents.

(II)Main tax preferences enjoyed by the Issuer and its domestic holding subsidiaries

According to the Updated Audit Report, the tax information provided by the Issuer and the Issuer's description, the main new tax preferences enjoyed by the Issuer and its domestic holding subsidiaries during the period from July 1, 2021 to December 31, 2021 are as follows:

Chaoyang Tongmei obtained the high-tech enterprise certificate on December 14, 2021, with the certificate number of GR202121000903 and the validity period of three years. According to the Enterprise Income Tax Law of the People’s Republic of China, the regulations for the implementation of the Enterprise Income Tax Law of the People’s Republic of China, and the administrative measures for the recognition of high-tech enterprises, Chaoyang Tongmei paid enterprise income tax at a preferential tax rate of 15% in 2021.

Tianjin Boyu obtained the high-tech enterprise certificate on November 25, 2021. The certificate number is GR202112001913 and the validity period is three years. According to the

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Enterprise Income Tax Law of the People’s Republic of China, the Regulations for the Implementation of the Enterprise Income Tax Law of the People’s Republic of China, and the Administrative Measures for the Recognition of High-Tech Enterprises, Tianjin Boyu paid enterprise income tax at a preferential tax rate of 15% in 2021.

(III)Main financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries

According to the financial subsidies provided by the Issuer and the Updated Audit Report, the financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries in 2021 are as follows:

No.	Entry Name	Subsidy Object	Amount (RMB)	Basis Or Approval Document
1	Enclave Subsidy	Chaoyang Jinmei	5,000,000.00	Notice on Issuing the Special Investment Plan of Kazuo County to Accelerate the Breakthrough in the Development of Northwest Liaoning in 2019
2	Project Construction Subsidy	Chaoyang Tongmei, Chaoyang Xinmei	41,811,000.00

Notes on the Project Award and Supplementary Funds of Chaoyang Tongmei Crystal Technology Co., Ltd., Notice on Issuing the Special Fund Index of Chaoyang Xinmei High-Purity Semiconductor Material Co., Ltd. (CKKCZ [2021] No. 3) and Management Measures for Special Funds of Development Zone

3	Government incentives	Beijing Tongmei, Chaoyang Jinmei, Chaoyang Tongmei, Tianjin Boyu, Chaoyang Boyu	1,655,589.00

Notice on Holding the Policy Training Meeting on Promoting High-Quality Development of Foreign Trade in 2021, Notice on Issuing the “Liaoning Innovative Regional Incentive Post Subsidy Fund Project” in Kazuo County, Notice on Allocating the Subsidy Fund for Sample Enterprises for Statistical Monitoring of Service Trade in 2021, and Notice of the Municipal Human Resources and Social Security Bureau on Carrying out the “Project + Team” in Tianjin in 2020, Notice on Special Application for Key Training; Notice of the Municipal Bureau of Industry and Information Technology and the Municipal Bureau of Finance on Proper Cultivation, Assessment and Reward of “Small Scale And Large Scale” enterprises in 2019

4	Intellectual property subsidy	Beijing Tongmei	472,000.00	Application Form of Beijing Patent Subsidy and Notice on Applying for Intellectual Property Subsidy, Reward and Subsidy Projects and Filing in Tongzhou District in 2021
5	Reward Fund of Social Security Bureau	Baoding Tongmei	194,000.00	Several policies of Dingxing County to Increase Investment Attraction and Further Support the High-Quality Development of Private Economy (Trial)

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No.	Entry Name	Subsidy Object	Amount (RMB)	Basis Or Approval Document
6	Reward Fund of the Bureau of Industry and Information Technology	Baoding Tongmei	100,000.00	Several policies of Dingxing County to Increase Investment Attraction and Further Support the High-Quality Development of Private Economy (Trial)
7	Subsidy for Talents of Two Types of Senior Talents	Beijing Tongmei	100,000.00	Statement on Checking the Employment of Talents in Tongzhou District “Canal Plan” in 2021
8	Enterprise R & D subsidy	Beijing Tongmei	80,000.00	Notice on the Application of Beijing Postdoctoral Funding in 2021
9	Others	-	314,705.05	-

According to the Updated Audit Report, the description and the materials provided by the Issuer, and verified by our Attorney, the above financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries in 2021 do not violate national laws and regulations.

(IV)Tax situation

1.Beijing Tongmei

On February 18, 2022, the First Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Notice of Tax Related Information Query Results, confirming that Beijing Tongmei had not received administrative punishment from July 1, 2021 to February 18, 2022. On February 16, 2022, the First Tax Office of Beijing Tongzhou District Taxation Bureau issued the certificate of no tax arrears, confirming that Beijing Tongmei “has not found any tax arrears as of February 13, 2022 after querying the tax collection and Management Information System”.

2.Baoding Tongmei

On 7 February 2022, the Second Taxation Branch of Dingxing County Taxation Bureau

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of the State Administration of Taxation issued the Compliance Certificate, it is confirmed that Baoding Tongmei “from July 1, 2021 to the Issuance Date of this Certificate, the Company declared and paid taxes according to the provisions of relevant tax laws, regulations and normative documents. After our branch inquired in the Jinshan System, the Company has no tax arrears or administrative penalties of the Company has been found due to tax violations from July 1, 2021 to now”.

3.Chaoyang Tongmei

On February 8, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Tongmei Crystal Technology Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law on time. The applicable taxes, tax rates and tax preferences comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents, and there is no unpaid tax or other circumstance requiring supplementary payment, no case of tax evasion, tax evasion or default, failure to fulfill the obligation of tax withholding and payment, no violation of national and local tax law, regulation, departmental rule or normative document, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or litigation with this bureau”.

4.Nanjing Jinmei

On February 18, 2022, the Tax Service Department of Nanjing Jiangning Economic and Technological Development Zone Taxation Bureau of the State Administration of Taxation issued the Notice of Tax Related Information Query Results, confirming that “Nanjing Jinmei Gallium Industry Co., Ltd. can fulfill its tax obligations from July 1, 2021 to February 18, 2022, and has not found any violation of relevant laws and regulations”.

5.Chaoyang Jinmei

On February 8, 2022, the Gongyingzi Taxation Branch of the State Administration of Taxation Kazuo County Taxation Bureau issued the Compliance Certificate, confirmed that from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Jinmei Gallium Industry Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law and on time. The applicable taxes, tax rates and tax preferences comply

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with the requirements of national and local tax laws, regulations, departmental rules and normative documents. There are no tax payable or other taxes to be paid back, no record, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or lawsuit with this bureau in the case of tax evasion, tax evasion or default, failure to perform the obligation of tax withholding and payment ".

6.Chaoyang Boyu

On February 10, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from January 1, 2018 to the Issuance Date of this Certificate, Boyu (Chaoyang) Semiconductor Technology Co., Ltd. shall report and pay taxes and fulfill its tax payment obligations to the Bureau according to the law on time. The applicable taxes, tax rates and tax preferences enjoyed by Semiconductor Technology Co., Ltd. comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents. There are no unpaid taxes or other supplementary taxes, no tax evasion, tax evasion or tax arrears, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or lawsuit with this bureau”.

7.Chaoyang Xinmei

On February 10, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Xinmei High-Purity Semiconductor Materials Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law and on time. The applicable taxes, tax rates and tax preferences comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents, and there are no tax payable or other taxes to be paid back, no cases of tax evasion, tax evasion or default, failure to fulfill the obligation of tax withholding and payment, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential disputes or litigation with this bureau”.

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8.Beijing Boyu

On February 9, 2022, the No. 1 Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Certificate of No Tax Arrears, confirmed that “no tax arrears of Beijing Boyu have been found as of February 6, 2022 after querying the tax collection and management information system”.

On March 2, 2022, the No. 1 Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Notice of Tax-related Information Query Result, confirming that Beijing Boyu has been subject to no administrative punishment during the period from July 1, 2021 to February 28, 2022.

9.Tianjin Boyu

On February 18, 2022, the Baoping Taxation Office of Tianjin Baodi District Taxation Bureau of the State Administration of Taxation issued the notice of tax related information query results, confirmed that after the query of the one household query function in the Golden Tax Phase III Tax Management System, the enterprise has declared and paid taxes and fulfilled its tax payment obligations According to the law on time, and there is no illegal tax registration information as of July 1, 2021. On February 18, 2022, Baoping Taxation Office of Tianjin Baodi District Taxation Bureau of the State Administration of Taxation issued the “Certification of No Tax Arrears”, confirmed that no tax arrears Tianjin Boyu had been found as of February 15, 2022 after querying the tax collection and management information system.

According to the instructions of the Issuer and commitments, the above supporting documents issued by the competent tax authorities of the Issuer and its domestic holding subsidiaries, and verified by our Attorney, we believe that the Issuer and its domestic holding subsidiaries have no major tax violations or major tax penalties by the tax authorities from July 1, 2021 to December 31, 2021.

XVI. Environmental Protection, Product Quality, Technology and Other Standards of the Issuer

(I)Environmental protection of the Issuer

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According to the information, explanation and commitment provided by the Issuer, and through the interview with the relevant leaders of the Issuer by our Attorney, through the inquiry on the Website of the Ministry of Ecological Environment of the People’s Republic of China (Website: http://www.mee.gov.cn/), the Website of the Ecological Environment Department, where the Issuer and its domestic holding subsidiaries are located, the Website of CREDITCHINA and the National Enterprise Credit Information Publicity System. From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the Issuer and its domestic holding subsidiaries do not violate the laws on environmental protection administrative punishment due to laws, regulations and normative documents.

(II)Product quality and technical standards of the Issuer

According to the certification documents issued by the Competent Quality and Technical Supervision Department of the Issuer and its domestic holding subsidiaries, the instructions and commitments of the Issuer, and the interview of with the relevant leaders of the Issuer by our Attorney, the Issuer and its domestic holding subsidiaries are not punished for violating laws, regulations and normative documents on quality and technical standards from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

XVII. Labor and Social Security of the Issuer

(I) Labor Contract

According to the materials and instructions provided by the Issuer and verified by our Attorney, the Issuer and its domestic holding subsidiaries have signed Labor Contracts with employees according to the Labor Law of the People’s Republic of China and other relevant laws and regulations, and employees enjoy corresponding rights and undertake corresponding obligations according to such Labor Contracts.

(II) Social insurance and housing accumulation fund

1.Payment of social insurance and housing accumulation fund

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According to the social insurance premium payment notice, reconciliation voucher of special social insurance payment card, provident fund remittance letter, employee roster, and instructions etc. provided by the Issuer, the Issuer and its domestic holding subsidiaries had 1,371 employees, 1,333 and 1,312 paid social insurance and housing provident fund by the Issuer and its domestic holding subsidiaries, respectively as of December 31, 2021.

2.The Issuer abides by laws and regulations on the management of social insurance and housing provident fund

According to the certificates of the Issuer and its domestic holding subsidiaries issued by the Social Insurance Management Department and the Housing Provident Fund Management Department, the instructions and confirmation of the Issuer, and verified by our Attorney, the Issuer was not punished by the Social Insurance Management Department and the Housing Provident Fund Management Department for major violations of laws and regulations during the Reporting Period.

(III) Labor Dispatch

During the Reporting Period, labor dispatch proportion of the Issuer exceeded the upper limit of 10% stipulated in the Interim Regulations on labor dispatch. The Issuer has rectified the above situations. As of December 31, 2021, 81 labor workers of the Issuer were dispatched, accounting for 5.48% of the total employment of the Company (including labor dispatch), conforming to the Interim Provisions on Labor Dispatch.

XVIII. Application of Offering Proceeds by the Issuer

(I) After verification by our Attorney, the projects to be invested by proceeds from this Offering have been deliberated and passed by the Issuer’s general meeting of shareholders, for which necessary internal approvals and authorizations, as well as investment filing documents from Chaoyang Kazuo Economic Development Zone Management Committee, the competent government authority, have been obtained. Regarding the GaAs semiconductor material project, it is expected that there will be no substantive obstacles to the handling of environmental protection-related procedures required for its construction as a statement has been issued by Chaoyang Kazuo Economic Development Zone Management Committee confirming it

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complies with the national environmental protection policy, though the EIA approval document is still pending as of the date hereof. Besides, the land for the underlying investment projects, on which a real estate ownership certificate has been issued by the competent government authority, meets with relevant land policies and urban planning without risk of unavailability.

(II) After verification by our Attorney, the financing of the Issuer does not involve mergers and acquisitions of other enterprises.

(III) Upon verification by our Attorney, the investment projects financed by the Issuer comply with the provisions of national industrial policies, environmental protection, land management and other laws, regulations and rules.

XIX. Litigation, Arbitration or Administrative Punishment

(I) The Issuer and its holding subsidiaries

1. Major litigations and arbitrations

According to the information, explanation and commitment provided by the Issuer, and through the interview with our Attorney, the relevant leaders of the Issuer and inquiring on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, The People’s Court Announcement and 12309 China Inspection Network for retrieval and query, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the Issuer and its domestic holding subsidiaries have no outstanding major litigation and arbitration with a single dispute subject amount (leader) of more than RMB 500,000.

2. Administrative punishment

According to the instructions and commitments, such as administrative punishment decision and payment voucher, etc., and the Updated Audit Report provided by the Issuer, and through the interview with the relevant leaders of the Issuer by our Attorney, and the search and query through public channels, such as CREDITCHINA, the National Enterprise Credit Information Publicity System and the Website of the competent government departments, the

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Issuer and its domestic holding subsidiaries have not been subject to new administrative penalties from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(II) Major shareholders holding more than 5% of the shares of the Issuer

The major shareholders holding more than 5% of the shares of the Issuer are AXT and Beijing Bomeilian.

According to the U.S. AXT Updated Legal Opinion, the statements and commitments issued by AXT and Beijing Bomeilian, and through the interview with relevant leaders by our Attorney, through inquiry on CREDITCHINA, National Enterprise Credit Information Publicity System, China execution information disclosure network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorial Network, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, AXT and Beijing Bomeilian, the major shareholders holding more than 5% of the shares of the Issuer, have no pending or foreseeable major litigation, arbitration or administrative punishment.

(III) Chairman and General Manager of the Issuer

According to the Questionnaire filled in by the Chairman of the Issuer, MORRIS SHEN-SHIH YOUNG, and the General Manager, Liu Wensen, and through the interview of our Attorney, and the search and query on the dishonesty record query platform of the securities and futures market, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorial Network, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, there is no pending or foreseeable major litigation, arbitration or administrative punishment between the Chairman of the Issuer, MORRIS SHEN-SHIH YOUNG, and the General Manager, Liu Wensen.

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XX. Evaluation of the Legal Risk of the Issuer’s Prospectus

Our Attorney have participated in the preparation and discussion of the Prospectus (2021 Updated Annual Report), reviewed the Prospectus (2021 Updated Annual Report), especially the relevant contents of the Supplementary Legal Opinion, and confirmed that the Prospectus (2021 Updated Annual Report) have no false records due to the contents of the Supplementary Legal Opinion Misleading Statements or material omissions.

XXI. Other Issues to be Explained by the Attorney

(I) The Option Incentive Plan for Employees of the Issuer

On March 15, 2022, the Issuer held the 11th Meeting of the First Board of Directors and the 11th Meeting of the First Board of Supervisors, deliberated and adopted the Proposal on Canceling Partial Options Under the 2021 Stock Option Incentive Plan of the Company. Among the 171 incentive objects determined by the 2021 Stock Option Incentive Plan of the Issuer, 2 resigned from the Issuer, 2 gave up their stock options for personal reasons, and the Board of Directors, authorized by the First Extraordinary General Meeting in 2021 of the Issuer, cancelled the stock options granted to but not exercised by them. After cancellation, 171 incentive objects were adjusted from 167, and 7,302,036 stock options held by incentive objects were reduced from to 7,192,430. On the same day, the independent directors expressed their independent opinions.

(II) Acquisition of controlling shareholder stock options and restricted shares by the Issuer’s employees

According to the Equity Incentive Plan, grant documents and statistical tables of the AXT provided by the Issuer and the U.S. AXT Updated Legal Opinion, some employees of the Issuer hold stock options and restricted shares granted by AXT. The Issuer has held 280,557 AXT stock options and 495,867 AXT restricted shares as of December 31, 2021.

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XXII. General Concluding Comments on the Offering and Listing

In conclusion, we believe that as of the Issuance Date of the Supplementary Legal Opinion, the Issuer still meets the conditions for IPO and Listing on the Science and Innovation Board stipulated in the Securities Law, the Company Law, the Administrative Measures for Initial Registration, the Listing Rules of the Science and Innovation Board and other relevant laws, regulations and normative documents; the issuance of the Issuer has yet to be examined and approved by Shanghai Stock Exchange and reported to the CSRC for registration; the Shares of the Issuer are listed and traded on Shanghai Stock Exchange after closing, which has yet to be reviewed and approved by Shanghai Stock Exchange.

The Supplementary Legal Opinion is made in quadruplicate.

(There is no text below, followed by the signature page)

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(No text hereunder, which is the Signature Page of Supplementary Legal Opinion (I) of King & Wood Mallesons on the IPO and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board)

Handling Attorney of King & Wood Mallesons:

XU Hui

YANG Zhenhua

WANG Anrong

Leader:

WANG Ling

April 7, 2022

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Annex I: New Land Use Right of the Issuer and Its Holding Subsidiaries Obtained the Ownership Certificate

No.	Right Holder	Certificate No.	Location:	Effective Validity to:	Land Type (Purpose)	Type of Use Right	Area of Use Right (m2)	Mortgages Right
1	Chaoyang Xinmei	L (2022) Kazuo County Real Estate Property Right No. 20220000228	Tuchengzi Village, Gongyingzi Town, Kazuo County	January 5, 2072	Industry	Transfer	66,926	No

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Annex II: New Trademarks of the Issuer and Its Holding Subsidiaries

No.	Right Holder	International Classification	Trademark	Application / Registration No.	Date of Registration	Effective Validity to:	Acquisition method	Other Rights
1	Issuer	1		55721295	November 14, 2021	November 13, 2031	original acquisition	No
2	Issuer	9		55687989	November 21, 2021	November 20, 2031	original acquisition	No
3	Issuer	1		55714231	November 21, 2021	November 20, 2031	original acquisition	No
4	Issuer	9		55716321	November 21, 2021	November 20, 2031	original acquisition	No
5	Issuer	9		55716308	November 21, 2021	November 20, 2031	original acquisition	No
6	Issuer	9		55711221	November 21, 2021	November 20, 2031	original acquisition	No
7	Issuer	1		55709726	November 21, 2021	November 20, 2031	original acquisition	No
8	Issuer	1		55705518	November 21, 2021	November 20, 2031	original acquisition	No
9	Issuer	9		55704744	November 21, 2021	November 20, 2031	original acquisition	No
10	Issuer	9		55702854	November 21, 2021	November 20, 2031	original acquisition	No

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No.	Right Holder	International Classification	Trademark	Application / Registration No.	Date of Registration	Effective Validity to:	Acquisition method	Other Rights
11	Issuer	1		55726043	January 14, 2022	January 13, 2032	original acquisition	No
12	Issuer	1		55723399	January 14, 2022	January 13, 2032	original acquisition	No
13	Issuer	1		55721305	January 21, 2022	January 20, 2032	original acquisition	No
14	Issuer	9		55718846	January 14, 2022	January 13, 2032	original acquisition	No
15	Issuer	1		55710866	January 21, 2022	January 20, 2032	original acquisition	No
16	Issuer	9		55699743	January 21, 2022	January 20, 2032	original acquisition	No
17	Chaoyang Jinmei	9		58530493	February 14, 2022	February 13, 2032	original acquisition	No

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Annex III: New Patents of the Issuer and Its Holding Subsidiaries

No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
1	Issuer	锗单晶片、其制法、晶棒的制法及单晶片的用途	Invention	2019104837484	May 31, 2019	October 19, 2021	original acquisition	No
2	Issuer	用于半导体晶棒腐蚀的篮具	Utility model	2021200989546	January 14, 2021	October 19, 2021	original acquisition	No
3	Issuer	油泥干燥设备	Utility model	202120096935X	January 14, 2021	October 29, 2021	original acquisition	No
4	Issuer	半导体晶片边形观察装置	Utility model	2021206433384	March 30, 2021	November 12, 2021	original acquisition	No
5	Issuer	控温和加热设备	Utility model	2021205067450	March 10, 2021	November 19, 2021	original acquisition	No
6	Issuer	用于清洗半导体晶片的旋转式花篮	Utility model	2021214021691	June 23, 2021	December 03, 2021	original acquisition	No
7	Issuer	通气式晶片盒	Utility model	2021214301048	June 25, 2021	December 07, 2021	original acquisition	No
8	Issuer	通气式圆盒	Utility model	2021214301118	June 25, 2021	December 07, 2021	original acquisition	No
9	Issuer	晶片包装盒的清洗装置	Utility model	202120981508X	May 10, 2021	December 28, 2021	original acquisition	No
10	Issuer	半导体晶片盒开盒器和晶片盒组合件	Utility model	2021212440296	June 04, 2021	January 07, 2022	original acquisition	No
11	Issuer	用于半导体晶片制造的固液分离系统以及加工设备	Utility model	2021219400270	August 18, 2021	February 01, 2022	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
12	Issuer	半导体衬底中的可控氧浓度	Invention Patent	2020102755196	March 27, 2013	February 11, 2022	original acquisition	No
13	Baoding Tongmei	一种立式固定旋转晶片甩干机	Utility model	2021209654088	May 08, 2021	October 22, 2021	original acquisition	No
14	Baoding Tongmei	一种水平甩干机自动平衡系统	Utility model	2021205678825	March 19, 2021	October 22, 2021	original acquisition	No
15	Baoding Tongmei	一种晶片单精抛用PVC药管	Utility model	2021217339776	July 28, 2021	December 03, 2021	original acquisition	No
16	Baoding Tongmei	一种放置半导体晶片的溢流水盒	Utility model	202121638853X	July 19, 2021	December 03, 2021	original acquisition	No
17	Baoding Tongmei	一种晶片甩干机辅助干燥装置	Utility model	2021215461275	July 08, 2021	December 03, 2021	original acquisition	No
18	Baoding Tongmei	一种用于半导体晶片加工的间距尺	Utility model	2021217188649	July 27, 2021	December 14, 2021	original acquisition	No
19	Baoding Tongmei	一种用于半导体晶片加工的具有孔位编号的游星轮	Utility model	202121621530X	July 16, 2021	December 14, 2021	original acquisition	No
20	Baoding Tongmei	半导体晶片清洗夹具	Utility model	2021212078680	June 01, 2021	December 21, 2021	original acquisition	No
21	Baoding Tongmei	用于干法清洗设备的晶圆支架	Utility model	2021217625528	July 30, 2021	February 01, 2022	original acquisition	No
22	Baoding Tongmei	一种半导体晶片抛光后拆卸用冲水装置	Utility model	2021215471440	July 08, 2021	February 25, 2022	original acquisition	No
23	Chaoyang Tongmei	半导体单晶材料加热炉	Utility model	2020231162037	December 22, 2020	January 04, 2022	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
24	Chaoyang Tongmei	半导体单晶成长坩埚	Utility model	2020231161636	December 22, 2020	January 04, 2022	original acquisition	No
25	Beijing Boyu	加热器	Appearance Design	2020307825054	December 18, 2020	November 12, 2021	original acquisition	No
26	Beijing Boyu	一种蒸镀原料加热设备测试炉	Utility model	2021220880476	September 01, 2021	February 01, 2022	original acquisition	No
27	Beijing Boyu, Tianjin Boyu, Chaoyang Boyu	一种坩埚用喷嘴的环形侧壁的变形纠正装置	Utility model	2021223992011	September 30, 2021	February 01, 2022	original acquisition	No
28	Beijing Boyu, Tianjin Boyu, Chaoyang Boyu	一种水冷套	Utility model	2021223992100	September 30, 2021	February 22, 2022	original acquisition	No
29	Tianjin Boyu and Chaoyang Boyu	一种氮化硼坩埚的气相沉积炉	Utility model	2021214972790	July 02, 2021	November 12, 2021	original acquisition	No
30	Tianjin Boyu and Chaoyang Boyu	一种金属丝加热器的制作工装	Utility model	2021214972663	July 02, 2021	December 07, 2021	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
31	Tianjin Boyu	一种钢丝卷内径调节装置	Utility model	2021220879939	September 01, 2021	January 18, 2022	original acquisition	No
32	Tianjin Boyu	一种垂直焊接工装	Utility model	2021220880404	September 01, 2021	January 18, 2022	original acquisition	No
33	Tianjin Boyu	一种可控制间距的钢丝成卷机	Utility model	2021220880599	September 01, 2021	February 01, 2022	original acquisition	No
34	Chaoyang Boyu	一种用于蒸镀设备束流件焊接的固定装置	Utility model	2021220880457	September 01, 2021	January 18, 2022	original acquisition	No
35	Chaoyang Boyu	一种金属筒焊接工装	Utility model	2021220881040	September 01, 2021	January 18, 2022	original acquisition	No
36	Chaoyang Boyu	一种捆扎装置	Utility model	2021220879604	September 01, 2021	February 15, 2022	original acquisition	No
37	Chaoyang Boyu	一种运输小车	Utility model	2021220879765	September 01, 2021	February 15, 2022	original acquisition	No

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